As filed with the Securities and Exchange Commission on January 29, 2020

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Hammer Fiber Optics Holdings Corp.

(Exact name of Registrant as specified in its charter)

Nevada	4899	98-1032170
(Incorporation or organization)	(Primary Standard Industrial	(I.R.S. Employer
	Classification Code Number)	Identification Number)

American Corporate Enterprises, Inc.
123 W. Nye Lane, Suite 129
Carson City, Nevada 89701
(888) 274-1130
(Name, address, telephone number of agent for service)

15 Corporate Place South, Suite 100
Piscataway, New Jersey 08854
(844) 413-2600
(Address and Telephone Number of Registrant’s Principal Executive Offices and Principal Place of Business)

Communication Copies to
Frederick M. Lehrer, P.A.
Frederick M. Lehrer, Esq.
Attorney and Counselor at Law
2108 Emil Jahna Road
Clermont, Florida 34711
flehrer@securitiesattorney1.com
(561) 706-7646

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)		Emerging Growth Company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [   ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.001 par value	13,350,000 (1)(2)	$0.264 (3)	$3,524,400 (3)	$457.47

(1)Represents shares offered by the Selling Stockholder. Includes an indeterminable number of additional shares of Common Stock, pursuant to Rule 416 under the Securities Act that may be issued to prevent dilution from stock splits, stock dividends or similar transaction that could affect the shares to be offered by Selling Stockholder.

(2)Consists of 13,000,000 shares of Common Stock that we may issue to the Peak One Opportunity Fund, LP (“Peak One”) pursuant to draw downs under the October 8, 2019 Equity Purchase Agreement with Peak One and consists of 350,000 shares of Common Stock issuable pursuant to a Commitment Fee of 350,000 Common Stock Shares, 175,000, of which were each issued to Peak One and Peak One Investments, LLC (“Peak One Investments”) on October 11, 2019.

(3)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and is based upon the closing price of $0.264 per share of the Registrant’s Common Stock on the OTCQB on January 24, 2020.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and is based upon the average of the high and low prices as reported on the OTC Markets marketplace on January 24, 2020.

The Registrant hereby may amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed without notice. The Selling Security Holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and neither the Registrant nor the Selling Security Holders are soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION ON JANUARY 29, 2020

HAMMER FIBER OPTICS HOLDINGS CORP.

13,350,000 SHARES OF COMMON STOCK

This prospectus relates to the resale of shares of our Common stock, par value $0.001 per share (the “Common Stock”), of an aggregate of 13,350,000 Common Stock Shares pursuant to our October 8, 2019 Equity Purchase Agreement which may be offered by Peak One Opportunity Fund, LP (“Peak One”) and Peak One Investments (“Peak One Investments) (the “EPA”), as follows: (a) up to 13,000,000 Common Stock Shares to be issued to Peak One pursuant to draw downs under the October 8, 2019 Equity Purchase Agreement with Peak One; (b) 175,000 Commitment Fee Shares issued each to Peak One and Peak One Investments for an aggregate of 350,000 Commitment Fee Shares (Peak One Investments is the General Partner of Peak One, both of which are Delaware corporations); and (c) pursuant to Rule 416 under the Securities Act, an indeterminate number of shares of common stock that are issuable upon stock splits, stock dividends, recapitalizations or other similar transactions affecting the shares of the selling stockholder.

The amount of shares of Common Stock which may be sold pursuant to this Prospectus would constitute 18% of the Company’s issued and outstanding Common Stock as of January 24, 2020 (13,350,000 divided by current outstanding of 60,503,341 plus 13,500,000 for a total of 73,853,341), including the 350,000 Commitment Fee Shares, and assuming that we sell all 13,000,000 shares to the selling security holders (the “Selling Stockholders”).

Peak One and Peak One Investments are the Selling Stockholders and are deemed to be each an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Act”) and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or equivalent expenses and expenses of legal counsel applicable to the sale of the shares.

Our Common Stock is subject to quotation the OTCQB Market under the symbol “HMMR”. On January 24, 2020, the last reported sales price for our Common Stock was $0.264 per share. We urge prospective purchasers of our Common Stock to obtain current information about the market prices of our Common Stock. We will not receive proceeds from the sale of shares of our Common Stock in the open market or negotiated prices by the Selling Stockholders. However, we will receive cash proceeds from Peak One pursuant to Purchase Notices they issue to us. The Selling Stockholders may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. We provide more information about how the Selling Stockholders may sell its shares of common stock in the section titled “Plan of Distribution” on page 27. We will pay for all expenses of this Offering, except that the Selling Stockholders will pay any broker discounts or commissions or equivalent expenses and expenses of legal counsel applicable to the sale of the shares.

The prices at which the Selling Stockholders may sell the shares of Common Stock in this Offering will be determined by the prevailing market prices for the shares of Common Stock or in negotiated transactions.

Our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as going concern.

An investment in our common stock involves a high degree of risk. You should purchase our common stock only if you can afford a complete loss of your purchase.

We urge you to read carefully the “Risk Factors” section beginning on page 6 where we describe specific risks associated with an investment in these securities before you make your investment decision.

Prior to his Offering, there has been a limited market for our securities. While our common stock is quoted on OTC Markets, there has been negligible trading volume. There is no guarantee that an active trading market will develop in our securities.

This Offering is highly speculative, and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is __, 2020.

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Table of Contents

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

Summary Information	1
Summary of Financial Information	5
Risk Factors	6
Use of Proceeds	18
Determination of Offering Price	18
Dilution	18
Selling Security Holders	19
The Offering	20
Plan of Distribution	27
Description of Securities to be Registered	28
Interests of Named Experts and Counsel	30
Information with Respect to the Registrant	30
Description of Business	30
Description of Property	38
Legal Proceedings	38
Market Price of the Registrant’s Common Equity and Related Stockholder Matters	38
Management’s Discussion and Analysis of Financial Condition and Results of Operation	39
Directors, Executive Officers, Promoters and Control Persons	42
Executive Compensation	47
Security Ownership of Certain Beneficial Owners	48
Certain Relationships and Related Transactions, and Director Independence	49
Shares Eligible for Future Sales	49
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	50
Financial Statements	F-1

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Financial Statements

Please read this Prospectus carefully and in its entirety. This Prospectus contains disclosure regarding our business, our financial condition and results of operations and risk factors related to our business and our Common Stock, among other material disclosure items. We have prepared this Prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this Prospectus. We have not authorized any other person to provide you with different information. This Prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The Selling Stockholder may not sell the securities listed in this Prospectus until the Registration Statement filed with the Securities and Exchange Commission is effective. The information in this Prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

The Registration Statement containing this Prospectus, including the exhibits to the Registration Statement, provides additional information about us and our Common Stock offered under this Prospectus. The Registration Statement, including the exhibits and the documents incorporated herein by reference, can be read on the Securities and Exchange Commission website or at the Securities and Exchange Commission offices mentioned under the heading “Where You Can Find More Information.”

PROSPECTUS SUMMARY

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes under the Financial Statements prior to making an investment decision.

This summary highlights selected information appearing elsewhere in this prospectus. While this summary highlights what we consider to be important information about us, you should carefully read this entire prospectus before investing in our Common Stock, especially the risks and other information we discuss under the headings “Risk Factors”, our “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes beginning on page F-1. Our fiscal year end is July 31 and our audited financial statements for fiscal years ended July 31, 2019 and 2018 as well as our unaudited financial statements for the 3 month period ending October 31, 2019 are included in this prospectus. Some of the statements made in this prospectus discuss future events and developments, including our future strategy and our ability to generate revenue These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Special Note Regarding Forward-Looking Statements” at page 6 of this Prospectus.

Except as otherwise required by the context, references in this prospectus to “we,” “our,” “us” refer to Hammer Fiber Optics Holdings Corp. Peak One Opportunity Fund, LP is referred to herein as “Peak One” or “Investor” and Peak One Investments is referred to herein a “Peak One Investments”.

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus.

We have not authorized anyone to provide you with different information and you must not rely on any unauthorized information or representation. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. This document may only be used where it is legal to sell these securities. You should assume that the information appearing in this prospectus is accurate only as of the date on the front of this prospectus, regardless of the time of delivery of this prospectus, or any sale of our common stock. Our business, financial condition and results of operations may have changed since the date on the front of this prospectus. We urge you to carefully read this prospectus before deciding whether to invest in any of the common stock being offered.

Overview

We are an alternative telecommunications carrier providing wireless and high capacity broadband wireless access networks in the United States, West Africa and the Caribbean offering small business, enterprises and under-served residential broadband customers Our “Everything Wireless” strategy includes delivery of (i) fixed wireless services using AIR™ Technology and in-house radios developed for smaller markets, (ii) broadband mobility service such as LTE, (iii) over-the-top (“OTT”) services and, (iv) Smart City applications. The underlying platform for the wireless applications is our data center/hosting practice and our wholesale voice and SMS platforms.

Fixed wireless service is the delivery of high-speed broadband service to a fixed location, for example, a home, a store or an office location. Mobility services such as LTE and Wifi deliver service to a device which can change locations freely. OTT service includes text messaging/SMS, chat, voice, video and other communications services. Smart City applications include delivery of communications to smart meters, traffic lights, flood sensors and other intelligent devices.

In 2017, we introduced triple play services, consisting of telephone, internet and video, to our Atlantic City, Ventnor, Margate and Longport markets in New Jersey. This business was based on a lease of wireless spectrum from Straight Path Communications, which was acquired by Verizon. Verizon issued a notice that the spectrum license would be terminated in April of 2018. On October 31, 2018, we terminated this business.

In 2018, we acquired Open Data Centers, LLC, 1stPoint Communications, LLC and its subsidiaries.1stPoint and its subsidiaries hold Competitive Local Exchange Carrier (CLEC) licenses in Florida, New York State, and a nationwide CMRS (Commercial Mobile Radio Services) license. The foregoing companies operate a data center facility in Piscataway, New Jersey. On December 17, 2018, we closed the acquisition of Endstream Communications, LLC, a wholesale voice operator in the United States.

Corporate History

We were incorporated in the State of Nevada on September 23, 2010, under the name Recursos Montana S.A. Our complete corporate history is contained below beginning on page 30 of this Prospectus.

Wholly Owned Subsidiaries

Our wholly owned subsidiaries are:

•Open Data Centers, LLC (“ODC”)

•Endstream Communications, LLC (“Endstream”)

•1st Point Communications, LLC (“lstPoint”)

•Hammer Fiber Optics Investments, Ltd.

•America Network, Inc.

Additionally, we have the following percentage owned subsidiaries:

•Hammer Wireless SL, Ltd (51%)

•Wikibuli, Inc (10%)

1st Point has the following wholly owned subsidiaries:

•Shelcomm, Inc.

•Local Telecommunications Services - NY, LLC

•Local Telecommunications Services - FL, LLC

Summary of Risk Factors

This Offering, which provides for the registration of Shares by Peak One and Peak One Investments as the Selling Stockholders and the subsequent public resale of such shares, involves substantial risk. Our ability to execute our business strategy is also subject to certain risks. The risks described under the heading “Risk Factors” included elsewhere in this Prospectus may cause us not to realize the full benefits of our business plan and strategy or may cause us to be unable to successfully execute all or part of our strategy. Some of the most significant challenges and risks are:

•Our operations and financial performance could be negatively impacted if the markets for our products do not develop and expand as we anticipate.

•We will need substantial additional funding to continue our operations, which could result in dilution to our stockholders.

•We may be unable to raise capital when needed, if at all, which could cause us to have insufficient funds to pursue our operations, or to delay, reduce or eliminate our development of new programs or commercialization efforts.

•The Equity Purchase Agreement with Peak One may cause material dilution to our existing stockholders.

•Our stock price may decline because Peak One will pay less than the then-prevailing market price of our common stock.

•An investment in our shares is highly speculative.

•Our stock price may decline because Peak One will pay less than the then-prevailing market price of our common stock.

•We may not have access to the $10,000,000 full amount of the Equity Purchase Agreement .

Before you invest in our Common Stock, you should carefully consider all the information in this Prospectus, including matters set forth under the heading “Risk Factors.”

Where You Can Find Us

Our principal executive office and mailing address and phone number are 15 Corporate Place South, Suite 100

Piscataway, New Jersey 08854, (732) 333-3808.

Our Filing Status as a “Smaller Reporting Company”

We are a “smaller reporting company,” meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. As a “smaller reporting company,” the disclosure we will be required to provide in our SEC filings are less than it would be if we were not considered a “smaller reporting company.” Specifically, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002 requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2013; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being permitted to provide two years of audited financial statements in annual reports rather than three years. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•A requirement to have only two years of audited financial statements and only two years of related MD&A;

•Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”);

•Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

•No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this Prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Act”) for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards, which allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements contained in this Form S-1 may not be comparable to companies that comply with public company effective dates. The existing scaled executive compensation disclosure requirements for smaller reporting companies will continue to apply to our filings for so long as we are an emerging growth company, regardless of whether we remain a smaller reporting company.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

For more details regarding this exemption, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Critical Accounting Policies.”

SUMMARY OF FINANCIAL INFORMATION

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” and the Financial Statements and Notes thereto, included elsewhere in this Prospectus. The statement of operations data is derived from our condensed financial statements for the periods ended October 31, 2019 and July 31, 2019.

	October 31, 2019	July 31, 2019
	Unaudited
Assets
Current Assets
Cash and cash equivalents	$79,571	96,605
Accounts receivable	745,573	634,220
Security Deposits	237,012	233,241
Prepaid expenses	64,003	80,362
Total current assets	1,126,159	1,044,428

Other Assets
Property and equipment, net	209,388	215,239
Intangible assets	3,144,624	2,914,624
Assets from Discontinued Operations	1,308,082	1,308,376

Total assets	$5,788,253	$5,482,667

Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities
Accounts payable and accrued expenses	$1,419,503	$1,257,862
Loans payable	238,625	204,511
Rent concessions	121,828	125,445
Deferred Revenue	237,378	227,809
Total current liabilities	2,017,334	1,815,627

Liabilities from Discontinued Operations	8,406,569	8,392,712

Total Liabilities	10,423,903	10,208,339

Stockholder’s equity (deficit)
Common stock, $0.001 par value, 250,000,000 shares authorized
60,503,341 shares issued; 45,594,954 and 45,094,954
shares outstanding at October 31, 2019 and July 31, 2019, respectively	60,503	60,503
Additional paid-in capital	17,431,784	17,201,784
Accumulated deficit	(22,127,937)	(21,987,959)
Total stockholders’ equity (deficit)	(4,635,650)	(4,725,672)

Total Liabilities and Stockholders’ Equity (Deficit)	$5,788,253	$5,482,667

Special Note Regarding Forward-Looking Statements

The information contained in this Prospectus, including in the documents incorporated by reference into this Prospectus, includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our management’s expectations, hopes, beliefs, intentions and/or strategies regarding the future, including our financial condition and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

RISK FACTORS

The shares of our Common Stock being offered for resale by the Selling Shareholders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire amount invested in the Common Stock. Accordingly, prospective investors should carefully consider, along with other matters referred to herein, the following risk factors in evaluating our business before purchasing any shares of Common Stocks. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment. You should carefully consider the risks described below and the other information in this Prospectus before investing in our Common Stock.

Risks Related to Our Business

Our independent registered public accounting firm has issued a going concern opinion; there is substantial uncertainty that we will continue operations in which case you could lose your investment.

In their report dated January 24, 2020, our independent registered public accounting firm, Boyle CPA, LLC, stated that our financial statements for our year end at July 31, 2019 have been prepared on a going concern basis which assumes that we will be able to realize our assets and discharge our liabilities and commitments in the normal course of business for the foreseeable future. As of our fiscal year end of July 31, 2019, we had a net loss of $7,796,517 and continued to report net losses in the first quarter ending October 31, 2019, raising substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon, among other things, our ability to increase revenues, adequately control operating expenses and receive debt and/or equity capital from third parties. Our management intends to finance operating costs over the next twelve months with existing cash on hand and public issuance of common stock. Although we may be successful in obtaining financing and/or generating revenue to fund our operations, meet regulatory requirements and achieve commercial goals, there are no assurances that such funding will be achieved at a sufficient level or that we will succeed in our future operations.

A privacy breach could damage our reputation and our relationship with our customers, expose us to litigation risk and adversely affect our business.

As part of our normal course of business, we collect, process and retain sensitive and confidential customer information. Despite security measures we have in place, our facilities and systems may be vulnerable to security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming and/or human errors, or other similar events. Any security breach involving the misappropriation, loss or other unauthorized disclosure of confidential information could severely damage our reputation and our relationships with our customers, expose the Company to risks of litigation and liability and adversely affect our business.

Our operations and financial performance could be negatively impacted, if the markets for our products do not develop and expand as we anticipate.

The markets for our products and services are characterized by rapidly changing technologies, evolving industry or regulatory standards and new product introductions. Our success is dependent on the successful introduction of new products and services, or upgrades of current products and services, and our ability to compete with new technologies. The following factors related to our products, services and markets, if they do not continue as in the recent past, could have an adverse impact on our operations:

•our ability to source critical materials such as optical fiber and cable and hardware and equipment, at competitive prices;

•our ability to develop new products in response to government regulations and laws;

•our ability to secure and retain adequate spectrum to facilitate ongoing operations and deployment of our services beyond our present geographic footprint.

We rely on contract manufacturing of our products. Our inability to secure production sources meeting our quality, cost, working conditions and other requirements, or failures by our contractors to perform, could harm our sales and reputation.

We source many of our materials from international manufacturers. As a result, we must locate and secure production that meets our demands. We depend on our manufacturers to maintain adequate financial resources and maintain sufficient development and manufacturing capacity. We do not have material long-term contracts with any of our manufacturers, and these manufacturers generally may unilaterally terminate their relationship with us at any time. Our dependence on contract manufacturers could subject us to a number of risks if these manufacturers do not meet our quality, cost, working conditions and other requirements or if they fail to materially perform, any of which could seriously harm our sales and reputation. Further, if we need to place greater demands on our current manufacturers due to increased customer demands, or seek additional or replacement manufacturers, we may be unable to do so on terms that are acceptable to us, if at all.

Violation of labor laws and practices by our manufacturers and suppliers could harm our business.

We require our manufacturers and suppliers to operate in compliance with applicable laws and regulations. While we promote ethical business practices, we do not control our manufacturers or suppliers or their labor practices. The violation of labor or other laws by any of our manufacturers or suppliers, or divergence of their labor practices from those generally accepted as ethical in the local markets, could interrupt or otherwise disrupt the shipment of our products, harm the value of our trademarks, damage our reputation or expose us to potential liability for their wrongdoings.

Our Articles of Incorporation exculpates our officers and directors from certain liability to our Company or our stockholders.

Our Articles of Incorporation contain a provision limiting the liability of our officers and directors for their acts or failures to act, except for acts involving intentional misconduct, fraud or a knowing violation of law. This limitation on liability may reduce the likelihood of derivative litigation against our officers and directors and may discourage or deter our stockholders from suing our officers and directors based upon breaches of their duties to our Company.

Information technology dependency and security vulnerabilities could lead to reduced revenue, liability claims, or competitive harm.

We are increasingly dependent on sophisticated information technology and infrastructure. Any significant breakdown, intrusion, interruption or corruption of these systems or data breaches could have a material adverse effect on our business.

We use electronic information technology (IT) in our operations and other aspects of our business. Despite our implementation of security measures, our IT systems are vulnerable to disruptions from computer viruses, natural disasters, unauthorized access, cyber-attack and other similar disruptions. A material breach in the security of our IT systems could include the theft of our intellectual property or trade secrets. Such disruptions or security breaches could result in the theft, unauthorized use or publication of our intellectual property and/or confidential business information, harm our competitive position, reduce the value of our investment in research and development and other strategic initiatives, or otherwise adversely affect our business. We have, from time to time, experienced incidents related to our IT systems, and expect that such incidents will continue, including malware and computer virus attacks, unauthorized access, systems failures and disruptions. We have measures and defenses in place against unauthorized access, but we may not be able to prevent, immediately detect, or remediate such events. To date there have been no data breaches of any of our systems, but we cannot guarantee that such incidents will not occur in the future.

Business disruptions could affect our operating results

A significant portion of our development activities and certain other critical business operations are concentrated in a few geographic areas. A major earthquake, fire or other catastrophic event that results in the destruction or disruption of any of our critical facilities could severely affect our ability to conduct normal business operations and, as a result, our future financial results could be materially and adversely affected.

If we cannot attract more optical customers to purchase our products, we may not be able to increase or sustain our revenues.

Our future success will depend on our ability to migrate existing customers to our new products and our ability to attract additional customers. Some of our present customers are relatively new companies. The growth of our customer base could be adversely affected by:

•customer unwillingness to implement our products and services;

•any delays or difficulties that we may incur in completing the development and introduction of our products or product enhancements or service enhancements;

•the overall satisfaction of our customers;

•new product and service introductions by our competitors;

•any failure of our products to perform as expected; or

•any difficulty we may incur in meeting customers’ expectations.

Fluctuations in the economy affect the telecommunications industry, including broadband and Internet and may decrease demand for various products and services. Such a decrease may have an adverse effect on the demand in the fiber optic sector and negatively impact the growth of our customer base.

Foreign Currency adjustments may negatively affect our results of operations.

We transact business in various foreign currencies including the Euro and the Leone. In general, the functional currency of a foreign operation is the local country’s currency. Consequently, revenues and expenses of operations outside the United States are translated into UDS Dollars using the weighted-average exchange rates on the period end date and assets and liabilities of operations outside the United States are translated into US Dollars using the change rate on the balance sheet dates. The effects of foreign currency translation adjustments are included in the stockholders’ equity as a component of the Accumulated Other Comprehensive Loss in the accompanying financial statements.

We discontinued operations of a segment of our business; should any such discontinued operations occur in the future, our results of operations will be negatively impacted.

On October 31, 2018, we (through our wholly owned subsidiary, Hammer Fiber Optics Investments, Ltd) ceased operations in the Atlantic County geographical market on October 31, 2018 when Verizon Communications, LLC terminated the lease agreement with Spectrum. The operations of Hammer Fiber Optics Investments, Ltd have been classified as a discontinued operation in our financial statements for the fiscal year ended July 31, 2019. Should any such discontinued operations occur in the future, our results of operations will be negatively impacted

If there is revenue concentration in the future as there has been previously and that revenue materially decreases and we are unable to replace said revenue with other revenue, our results of operations will be negatively affected.

During our fiscal year ended July 31, 2019, Endstream Communications had customer concentration in its Toll-Free Termination business. This business has since been discontinued and its operations replaced with its our International Termination business; should we have any future customer concentrations and subsequently lose a material amount of our business; our results of operations will be negatively affected.

Information technology dependency and security vulnerabilities could lead to reduced revenue, liability claims, or competitive harm.

We are increasingly dependent on sophisticated information technology and infrastructure. Any significant breakdown, intrusion, interruption or corruption of these systems or data breaches could have a material adverse effect on our business.

We use electronic information technology (IT) in our manufacturing processes and operations and other aspects of our business. Despite our implementation of security measures, our IT systems are vulnerable to disruptions from computer viruses, natural disasters, unauthorized access, cyber-attack and other similar disruptions. A material breach in the security of our IT systems could include the theft of our intellectual property or trade secrets. Such disruptions or security breaches could result in the theft, unauthorized use or publication of our intellectual property and/or confidential business information, harm our competitive position, reduce the value of our investment in research and development and other strategic initiatives, or otherwise adversely affect our business. We have, from time to time, experienced incidents related to our IT systems, and expect that such incidents will continue, including malware and computer virus attacks, unauthorized access, systems failures and disruptions. We have measures and defenses in place against unauthorized access, but we may not be able to prevent, immediately detect, or remediate such events.

Business disruptions could affect our operating results

A significant portion of our development activities and certain other critical business operations are concentrated in a few geographic areas. A major earthquake, fire or other catastrophic event that results in the destruction or disruption of any of our critical facilities could severely affect our ability to conduct normal business operations and, as a result, our future financial results could be materially and adversely affected.

If we lose key management, our business may materially suffer.

We are highly dependent on our management team consisting of Erik Levitt, our Chief Executive Officer, Michael Cothill, our Chief Financial Officer/Chairman, and Kristen Vasicek, our Chief Operating Officer. We do not carry “key-man” life insurance on our officers. If we lose the services of one or more of our officers and are unable to replace them with equally competent officers, our business may be negatively impacted.

We expect to incur substantial expenses to meet our reporting obligations as a public company.

We estimate that it will cost approximately $150,000 annually to maintain the proper management and financial controls for our filings required as a public reporting company, funds that would otherwise be spent for our business operations. Our public reporting costs may increase over time, which will increase our expenses and may decrease our potential profitability.

Our business is highly competitive; competition presents an ongoing threat to the success of our business.

We face significant competition from small, medium and large competitors in our business space, which have greater financial, operational, and personnel resources than we do. Should we fail to develop strategies to overcome our competition, our revenues will be negatively impacted.

Because our directors and executive officers are among our largest stockholders, they can exert significant control over our business and affairs and have actual or potential interests that may depart from those of investors.

Certain of our executive officers and directors own a significant percentage of our outstanding capital stock. As of the date of this registration statement, our executive officers and directors and their respective affiliates beneficially own over 29.4% of our outstanding voting stock. The interests of such persons may differ from the interests of our other stockholders. As a result, in addition to their board seats and offices, such persons will have significant influence and control over all corporate actions requiring stockholder approval, irrespective of how our company’s other stockholders may vote, including the following actions:

•to elect or defeat the election of our directors;

•to amend or prevent amendment of our certificate of incorporation or by-laws;

•to effect or prevent a merger, sale of assets or other corporate transaction; and

•to control the outcome of any other matter submitted to our stockholders for a vote.

This concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for our common stock, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

We will need substantial additional funding to continue our operations, which could result in dilution to our stockholders; we may be unable to raise capital when needed, if at all, which could cause us to have insufficient funds to pursue our operations, or to delay, reduce or eliminate our development of new programs or commercialization efforts.

We expect to incur additional costs associated with operating as a public company and to require substantial additional funding to continue to pursue our business and our expansion plans. We may also encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may increase our capital needs and/or cause us to spend our cash resources faster than we expect. Accordingly, we expect that we will need to obtain substantial additional funding in order to continue our operations. To date, we have financed our operations entirely through equity investments by related parties and other investors and the incurrence of debt. We expect to continue to do so in the foreseeable future. Additional funding from those or other sources may not be available when or in the amounts needed, on acceptable terms, or at all. If we raise capital through the sale of equity, or securities convertible into equity, it will result in dilution to our existing stockholders, which could be significant depending on the price at which we may be able to sell our securities. If we raise additional capital through the incurrence of additional indebtedness, we will likely become subject to further covenants restricting our business activities, and holders of debt instruments may have rights and privileges senior to those of our equity investors. In addition, servicing the interest and principal repayment obligations under debt facilities could divert funds that would otherwise be available to support development of new programs and marketing to current and potential new clients. If we are unable to raise capital when needed or on attractive terms, we could be forced to delay, reduce or eliminate development of new programs or future marketing efforts. Any of these events could significantly harm our business, financial condition and prospects.

Our financial statements may not be comparable to those of other companies.

Pursuant to Section 107(b) of the JOBS Act, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of The JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result, our financial statements may not be comparable to companies that comply with public company effective dates, and our stockholders and potential investors may have difficulty in analyzing our operating results if comparing us to such companies.

We do not have an independent board of directors which could create a conflict of interests and pose a risk from a corporate governance perspective.

Our Board of Directors consists mostly of current executive officers and consultants, which means that we do not have any outside or independent directors. The lack of independent directors:

•May prevent the Board from being independent from management in its judgments and decisions and its ability to pursue the Board responsibilities without undue influence.

•May present us from providing a check on management, which can limit management taking unnecessary risks.

•Create potential for conflicts between management and the diligent independent decision-making process of the Board.

•Present the risk that our executive officers on the Board may have influence over their personal compensation and benefits levels that may not be commensurate with our financial performance.

•Deprive us of the benefits of various viewpoints and experience when confronting challenges that we face.

Because officers serve on our Board of Directors, it will be difficult for the Board to fulfill its traditional role as overseeing management.

Because we do not have a nominating or compensation committee, shareholders will have to rely on the entire board of directors, no members of which are independent, to perform these functions.

We do not have a nominating or compensation committee, or any such committee comprised of independent directors. The board of directors performs these functions. No members of the board of directors are independent directors. Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Our election not to opt out of the JOBS Act extended accounting transition period may not make our financial statements easily comparable to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company we can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised, and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the application date for private companies. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards. As of present, there are no new or revised accounting standards that have been issued by the PCAOB or the SEC applicable to us for which we have adopted the application date for private companies.

The JOBS Act will also allow us to postpone the date by which we must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC. The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Registrant meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

•be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

•be exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Act and certain disclosure requirements of the Dodd-Frank Act relating to compensation of its chief executive officer;

•be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934 and instead provide a reduced level of disclosure concerning executive compensation; and

•be exempt from any rules that may be adopted by the Public Registrant Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

We intend to take advantage of some or all the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. We have elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act. Among other things, this means that the Registrant’s independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of our internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, we may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Registrant. As a result, investor confidence and the market price of our common stock may be adversely affected.

We may have difficulty obtaining officer and director coverage or obtaining such coverage on favorable terms or financially be unable to obtain any such coverage, which may make it difficult for our attracting and retaining qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage or financially be unable to obtain such coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

We are required to comply with certain provisions of Section 404 of the Sarbanes-Oxley Act of 2002 and if we fail to comply in a timely manner, our business could be harmed, and our stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require an annual assessment of internal controls over financial reporting, and for certain issuers an attestation of this assessment by the issuer’s independent registered public accounting firm. The standards that must be met for management to assess the internal controls over financial reporting as effective are evolving and complex, and require significant documentation, testing, and possible remediation to meet the detailed standards.

We expect to incur expenses and to devote resources to Section 404 compliance on an ongoing basis. It is difficult for us to predict how long it will take or costly it will be to complete the assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting. As a result, we may not be able to complete the assessment and remediation process on a timely basis. In addition, although attestation requirements by our independent registered public accounting firm are not presently applicable to us, we could become subject to these requirements in the future and we may encounter problems or delays in completing the implementation of any resulting changes to internal controls over financial reporting. In the event that our Chief Executive Officer or Chief Financial Officer determine that our internal control over financial reporting is not effective as defined under Section 404, we cannot predict how the market prices of our shares will be affected; however, we believe that there is a risk that investor confidence and share value may be negatively affected.

These and other new or changed laws, rules, regulations and standards are, or will be, subject to varying interpretations in many cases due to their lack of specificity. As a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. Our efforts to comply with evolving laws, regulations and standards are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. Further, compliance with new and existing laws, rules, regulations and standards may make it more difficult and expensive for us to maintain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. Members of our board of directors and our principal executive officer and principal financial officer could face an increased risk of personal liability in connection with the performance of their duties. As a result, we may have difficulty attracting and retaining qualified directors and executive officers, which could harm our business. We continually evaluate and monitor regulatory developments and cannot estimate the timing or magnitude of additional costs we may incur as a result.

Risks Related to Our Securities

Dilution of our shares will likely be adversely affected by sales of our common stock pursuant to our agreement with the Selling Stockholders.

Sales of an aggregate of 13,350,000 shares of our Common Stock being registered herein on behalf of Peak One and Peak One Investments and the subsequent resale of those shares will have a material dilutive effect upon our shares and will likely have a depressive effect on the market price of our Common Stock.

An investment in our shares is highly speculative.

The shares of our common stock are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the risk factors contained herein relating to our business and prospects. If any of the risks presented herein actually occur, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

The market price of our Common Stock may fluctuate significantly in the future. We expect that the market price of our Common Stock may fluctuate in response to one or more of the following factors, many of which are beyond our control:

•competitive pricing pressures;

•our ability to market our services on a cost-effective and timely basis;

•changing conditions in the market;

•changes in market valuations of similar companies;

•stock market price and volume fluctuations generally;

•regulatory developments;

•fluctuations in our quarterly or annual operating results;

•additions or departures of key personnel; and

•future sales of our Common Stock or other securities.

The price at which you purchase shares of our Common Stock may not be indicative of the price that will prevail in the trading market. Shareholders may experience wide fluctuations in the market price of our securities. These fluctuations may have a negative effect on the market price of our securities and may prevent a shareholder from obtaining a market price equal to the purchase price such shareholder paid when the shareholder attempts to sell our securities in the open market. In these situations, the shareholder may be required either to sell our securities at a market price, which is lower than the purchase price the shareholder paid, or to hold our securities for a longer period than planned. An inactive or low trading market may also impair our ability to raise capital by selling shares of capital stock. You may be unable to sell your shares of Common Stock at or above your purchase price, which may result in substantial losses to you and which may include the complete loss of your investment. Any of the risks described above could adversely affect our sales and profitability and the price of our Common Stock.

There is no active public trading market for our common stock and an active market may never develop.

The public trading market for our common stock on the OTC Markets OTCQB tier, has reflected an uneven and inactive market. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may be unable to liquidate their investment or liquidate it at a price that reflects the value of the business. As a result, holders of our securities may not find purchasers for our securities should they to sell securities held by them. Consequently, only investors having no need for liquidity in their investment should purchase our securities and who can hold our securities for an indefinite period.

Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions pertaining to low priced stocks that will create a lack of liquidity and make trading difficult or impossible.

The trading of our securities will be in the over-the-counter market, which is commonly referred to as the OTCQB as maintained by FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

Rule 3a51-1 of the Exchange Act establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions that are not available to us. It is likely that our shares will be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•the basis on which the broker or dealer made the suitability determination, and

•that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also must be made about the risks of investing in penny stocks in public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, probably, will be subject to such penny stock rules for the foreseeable future and our shareholders will likely find it difficult to sell their securities.

Effective internal controls are necessary for us to provide reliable financial reports and to effectively prevent fraud. We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

Financial Industry Regulatory Authority, Inc. (“FINRA”) sales practice requirements may limit a shareholder’s ability to buy and sell our Common Stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Our stock is thinly traded, sale of your holding may take a considerable amount of time.

The shares of our Common Stock are thinly traded on the OTCQB Market, meaning that the number of persons interested in purchasing our Common Stock at or near bid prices at any given time may be relatively small or non-existent. Consequently, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our Common Stock will develop or be sustained, or that current trading levels will be sustained. Due to these conditions, we can give you no assurance that you will be able to sell your shares at or near bid prices or at all if you need money or otherwise desire to liquidate your shares.

Shares eligible for future sale may adversely affect the market.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of Common Stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act, subject to certain limitations. In general, pursuant to amended Rule 144, non-affiliate stockholders may sell freely after six months subject only to the current public information requirement. Affiliates may sell after six months subject to the Rule 144 volume, manner of sale (for equity securities), current public information and notice requirements. Any substantial sales of our Common Stock pursuant to Rule 144 may have a material adverse effect on the market price of our Common Stock.

If we fail to maintain effective internal controls over financial reporting, the price of our Common Stock may be adversely affected.

Our internal control over financial reporting may have weaknesses and conditions that could require correction or remediation, the disclosure of which may have an adverse impact on the price of our Common Stock. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely affect our public disclosures regarding our business, prospects, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting or disclosure of management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our Common Stock.

Our annual and quarterly results may fluctuate, which may cause substantial fluctuations in our Common Stock price.

Our annual and quarterly operating results may in the future fluctuate significantly depending on factors including the timing of purchase orders, new product releases by us and other companies, gain or loss of significant customers, price discounting of our product, the timing of expenditures, product delivery requirements and economic conditions. Revenues related to our product are required to be recognized upon satisfaction of all applicable revenue recognition criteria. The recognition of revenues from our product is dependent on several factors, including, but not limited to, the terms of any license agreement and the timing of implementation of our products by our customers.

Any unfavorable change in these or other factors could have a material adverse effect on our operating results for a particular quarter or year, which may cause downward pressure on our Common stock price. We expect quarterly and annual fluctuations to continue for the foreseeable future.

We have never paid cash dividends and do not anticipate doing so in the foreseeable future.

We have never declared or paid cash dividends on our common shares. We currently plan to retain any earnings to finance the growth of our business rather than to pay cash dividends. Payments of any cash dividends in the future will depend on our financial condition, results of operations and capital requirements, as well as other factors deemed relevant by our board of directors.

The Nevada Revised Statute contains provisions that could discourage, delay or prevent a change in control of our company, prevent attempts to replace or remove current management and reduce the market price of our stock.

We are subject to the anti-takeover provisions of the NRS. Depending on the number of residents in the state of Nevada who own our shares, we could be subject to the provisions of Sections 78.378 et seq. of the Nevada Revised Statutes which, unless otherwise provided in the Company’s articles of incorporation or by-laws, restricts the ability of an acquiring person to obtain a controlling interest of 20% or more of our voting shares. Our articles of incorporation and by-laws do not contain any provision which would currently keep the change of control restrictions of Section 78.378 from applying to us.

We are subject to the provisions of Sections 78.411 et seq. of the Nevada Revised Statutes. In general, this statute prohibits a publicly held Nevada corporation from engaging in a “combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the combination or the transaction by which the person became an interested stockholder is approved by the corporation’s board of directors before the person becomes an interested stockholder. After the expiration of the three-year period, the corporation may engage in a combination with an interested stockholder under certain circumstances, including if the combination is approved by the board of directors and/or stockholders in a prescribed manner, or if specified requirements are met regarding consideration. The term “combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 10% or more of the corporation’s voting stock. A Nevada corporation may “opt out” from the application of Section 78.411 et seq. through a provision in its articles of incorporation or by-laws. We have not “opted out” from the application of this section.

The forward-looking statements contained herein report may prove incorrect.

This filing contains certain forward-looking statements, including among others: (i) anticipated trends in our financial condition and results of operations; (ii) our business strategy for expanding our business into various foreign countries; and (iii) our ability to distinguish ourselves from our current and future competitors. These forward-looking statements are based largely on our current expectations and are subject risks and uncertainties. Actual results could differ materially from these forward-looking statements. In addition to the other risks described elsewhere in this “Risk Factors” discussion, important factors to consider in evaluating such forward-looking statements include: (i) changes to external competitive market factors or in our internal budgeting process which might impact trends in our results of operations; (ii) anticipated working capital or other cash requirements; (iii) changes in our business strategy or an inability to execute our strategy due to unanticipated changes in our business; and (iv) various competitive factors that may prevent us from competing successfully in the marketplace. Considering these risks and uncertainties, many of which are described in greater detail elsewhere in this “Risk Factors” discussion, there can be no assurance that the events predicted in forward-looking statements contained in this Prospectus will, in fact, transpire.

Our stock price may be volatile, which may result in losses to our shareholders.

The stock markets have experienced significant price and trading volume fluctuations, and the market prices of companies listed on the OTCPNK quotation system in which shares of our common stock are listed, have been volatile in the past and have experienced sharp share price and trading volume changes. The trading price of our common stock is likely to be volatile and could fluctuate widely in response to many factors, including the following, some of which are beyond our control:

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks can be negatively affected from patterns of fraud and abuse.

Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

Our Articles of Incorporation exculpates our officers and directors from certain liability to us or our stockholders.

Our Articles of Incorporation contain a provision that no director or officer will be personally liable to us or our stockholders for damages regarding breaches of fiduciary duty. This limitation on liability may reduce the likelihood of derivative litigation against our officers and directors and may discourage or deter our stockholders from suing our officers and directors based upon breaches of their duties to our Company. We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in our incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. Additionally, these provisions and resultant costs may also discourage our bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers, even though such actions, if successful, might otherwise benefit our company and shareholders.

We failed to comply with applicable Blue-Sky laws, which may provide rescission rights to investors

From 2017 to June 2018, we sold approximately 1,507,333 restricted common stock shares to approximately 99 investors but failed to make Blue Sky filings in various states where those investors resided. We may be subject to state regulatory actions or investors’ exercising their rescission rights for failure to comply with relevant Blue-Sky laws, which would negatively impact our results of operations.

We may be subject to rescission rights and regulatory actions in connection with offers and sales to investors; should we become subject to such actions our results of operations will be negatively and materially impact our results of operations.

In November 2019 and continuing through December 2019, our Chief Executive Officer directed an examination of our unregistered securities sales from 2016 to 2018, including obtaining transfer agent records, preparing schedules of investments, discussions with the members of the Board of Directors, and consultation with our securities counsel, which examination concluded that: (a) there were no Form D notification filings made with the SEC in connection with the sale of the unregistered securities; (b) the investors had a prior personal and/or business relationship with one of our Directors; (c) while we believe we have made good faith efforts by examining the unregistered securities sales and relying upon appropriate exemptions under Securities Act of 1933, Section 4(2) and Rule 506 of Regulation D, we may be subject to rescission by private investors as well as state and federal regulatory actions, which would negatively and materially impact our results of operations.

Risks Related to Peak One Equity Line

Peak One’s sales of our Shares into the open market may cause material decreases in our stock price.

The 13,350,000 shares of our common stock that are being registered herein and may be sold into the market by Peak One and Peak One Investments, could cause our stock price to decline. In turn, if our stock price declines and we issue more Purchase Notices, this would cause more shares to come into the market, which could cause a further drop in our stock price.

Funding from our Purchase Agreement with Peak One may be limited or insufficient to fund our operations or to implement our strategy.

Under our Equity Agreement with Peak One, upon effectiveness of the registration statement of which this prospectus is a part, and subject to other conditions, we may direct Peak One to purchase up to 13,350,000 shares of our common stock over a 24-month period. At an assumed [hypothetical] purchase price of $0.25 (equal to 88% of the Market price, as defined in the section entitled “Equity Purchase Agreement with Peak One Opportunity Fund “ in this prospectus) and assuming the sale by us to Peak One of all of the 13,350,000 Shares, or approximately 18% of our issued and outstanding common stock, including the issuance of such shares, being registered hereunder pursuant to draw downs under the Equity Purchase Agreement, we would receive approximately $3,337,500 in gross proceeds. Furthermore, we may receive substantially less than $3,337,500 in gross proceeds from the financing (or $10,000,000 if we receive the maximum financing of $10,000,000) to our share price, discount to market and other factors relating to our common stock.

There can be no assurance that we will be able to receive all or any of the total commitment from Peak One because the Equity Purchase Agreement contains certain limitations, restrictions, requirements, conditions and other provisions that could limit our ability to cause Peak One to buy common stock from us. For instance, we are prohibited from issuing a Draw Down Notice if the amount requested in such Draw Down Notice exceeds the Maximum Draw Down Amount, or the sale of Shares pursuant to the Draw Down Notice would cause us to sell or Peak One to purchase an aggregate number of shares of the Company’s common stock which would result in beneficial ownership by Peak One of more than 9.99% of our common stock (as calculated pursuant to Section 13(d) of the Exchange Act and the rules and regulations thereunder). Moreover, there are limitations with respect to the frequency with which we may provide Draw Down Notices to Peak One under the Equity Purchase Agreement. Also, as discussed above, there must be an effective registration statement covering the resale of any Shares to be issued pursuant to any draw down under the Equity Purchase Agreement, and the registration statement of which this prospectus is a part covers the resale of only 13,350,000 Shares that may be issuable pursuant to draw downs under the Equity Purchase Agreement. The registration statements may be subject to review and comment by the staff of the Commission and will require the consent of our independent registered public accounting firm. Therefore, the timing of effectiveness of the registration statements cannot be assured.

The extent to which we rely on Peak One as a source of funding will depend on a number of factors, including the amount of working capital needed, the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources. If obtaining sufficient funding from Peak One were to prove unavailable or prohibitively dilutive, we would need to secure another source of funding. Even if we sell all 13,350,000 shares of common stock under the Purchase Agreement with Peak One, we will still need additional capital to fully implement our current business, operating plans and development plans.

The sale or issuance of our common stock to Peak One at a discount may cause substantial dilution and the resale of the shares of common stock by Peak One into the public market, or the perception that such sales may occur, could cause the price of our common stock to fall.

Under the Equity Purchase Agreement with Peak One, upon effectiveness of the registration statement of which this prospectus is a part, and subject to other conditions, we may direct Peak One to purchase up to 13,000,000 of our shares of common stock over a 24-month period. We are registering an aggregate of 13,350,000 (including 350,000 Commitment shares already issued) shares of common stock in the registration statement of which this prospectus is a part pursuant to the Registration Rights Agreement, representing shares which have been and may be issuable to Peak One under the Equity Purchase Agreement. Notwithstanding Peak One’s beneficial ownership limitation set forth in the Equity Purchase Agreement, if all of the 13,350,000 shares offered under this prospectus were issued and outstanding as of January 24, 2020, such shares would represent approximately 18% of the total number of shares of our common stock outstanding and 30% of the total number of outstanding shares of our common stock held by non-affiliates, in each case as of January 24, 2020. The number of shares ultimately offered for sale by Peak One under this prospectus is dependent upon a number of factors, including the number of Shares we ultimately issue and sell to Peak One under the Equity Purchase Agreement. Because the actual Equity Purchase price for the Shares that we may sell to Peak One will fluctuate based on the market price of our common stock during the term of the Equity Purchase Agreement, we are not able to determine at this time the exact number of shares of our common stock that we will issue under the Equity Purchase Agreement and, therefore, the exact number of shares we will ultimately register for resale under the Securities Act.

Specifically, because the per share Equity Purchase price for the Shares subject to a Draw Down Notice will be equal to a 12% discount to certain trading prices of our common stock as set forth in the Equity Purchase Agreement, Peak One will pay less than the then-prevailing market price for our common stock, and the actual Equity Purchase price for the Shares that we may sell to Peak One will fluctuate based on the VWAPs and closing prices of our common stock during the term of the Equity Purchase Agreement. As a result of this discount, Peak One may have a financial incentive to sell our common stock immediately to realize the profit equal to the difference between the Equity Purchase price and the market price. If Peak One sells the common stock, the market price of our common stock could decrease. If the market price of our common stock decreases, Peak One may have a further incentive to sell the common stock that it holds. These sales may have a further impact on the market price of our common stock.

Moreover, there is an inverse relationship between the market price of our common stock and the number of shares of our common stock that may be sold pursuant to the Equity Purchase Agreement. That is, the lower the market price, the more shares of our common stock that may be sold under the Equity Purchase Agreement. Accordingly, if the market price of our common stock decreases (whether such decrease is due to sales by Peak One in the market or otherwise) and, in turn, the Equity Purchase price of our common stock sold to Peak One under the Equity Purchase Agreement decreases, this could allow Peak One to receive greater numbers of shares of our common stock pursuant to draw downs under the Equity Purchase Agreement. Although the number of shares of our common stock that our existing stockholders own will not decrease, the common stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such sales to Peak One. Depending on market liquidity at the time, the sale of a substantial number of shares of our common stock to Peak One at a discount to the then-prevailing market price for our common stock under the Equity Purchase Agreement, and the resale of such shares by Peak One into the public market, or the perception that such sales may occur, could cause the trading price of our common stock to decline, result in substantial dilution to existing stockholders and make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

For a tabular disclosure of the number of securities and percentage ownership to be issued assuming we sell all the securities on the registration statement and assuming sales to Peak One at various discounts to our current market price, please see “Equity Purchase Agreement with Peak One Opportunity Fund “ on page 26 of this prospectus.

We may use the net proceeds from sales of our common stock to Peak One pursuant to the Equity Purchase Agreement in ways with which you may disagree.

We intend to use the net proceeds from sales of our common stock to Peak One pursuant to the Equity Purchase Agreement for working capital and general corporate purposes. As of the date of this prospectus, we cannot specify with certainty all of the particular uses of the proceeds from sales of common stock to Peak One pursuant to the Equity Purchase Agreement. Accordingly, we will have significant discretion in the use of the net proceeds of sales of common stock to Peak One pursuant to the Equity Purchase Agreement. It is possible that we may allocate the proceeds differently than investors in this offering desire or that we will fail to maximize our return on these proceeds. We may, subsequent to this offering, modify our intended use of the proceeds from sales of common stock to Peak One pursuant to the Equity Purchase Agreement to pursue strategic opportunities that may arise, such as potential acquisition opportunities. You will be relying on the judgment of our management with regard to the use of the net proceeds from the sales of common stock to Peak One pursuant to the Equity Purchase Agreement, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Any failure to apply the proceeds from sales of common stock to Peak One pursuant to the Equity Purchase Agreement effectively could have a material adverse effect on our business and cause a decline in the market price of our common stock.

Cautionary Note

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common stock.

USE OF PROCEEDS

We will not receive any proceeds from the disposition and/or resale of the shares of common stock by the Selling Stockholders or their transferees. We will, however, receive cash proceeds from the Put Notices we issue to Peak One Opportunity Fund, LP (“Peak One”), which we, while we retain broad discretion on the use of proceeds, we intend to use for working capital and to fund the construction of our wireless networks and costs associated with those projects, including purchase of radio and telecommunications equipment, computer equipment, wireless licenses and filing fees, telecommunications fees for obtaining telephone numbers, competitive local telecommunications carrier (“CLEC”) fees, security deposits, ongoing repairs and maintenance of mechanical equipment supporting our data center infrastructure as well as other payables associated with the ongoing operations of the wireless business and the underlying platform.

DETERMINATION OF OFFERING PRICE

In determining the offering price of the shares pursuant to the Equity Purchase Agreement, we considered several factors including the following:

•prevailing market conditions, including the history and prospects for the industry in which we compete;

•our future prospects; and

•our capital structures.

Therefore, the offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock.

DILUTION

The Shares registered under this registration statement are not being offered for purchase. The shares are being registered on behalf of Peak One pursuant to Put Notices we issue to Peak One.

SELLING SECURITY HOLDERS

The selling security holders identified in this prospectus may offer and sell:

1.Peak One - 13,000,000 Shares of our Common Stock to be purchased by Peak One pursuant to the Equity Purchase Agreement (“EPA”), registered for resale herein, and would represent 18% of our issued and outstanding shares of common stock as of January 24, 2020;

2.175,000 Commitment Fee Shares issued to Peak One on October 11, 2019, which represents less than 1% (0.002%) of our issued and outstanding shares of common stock as of January 24, 2019.

3.175,000 Commitment Fee Shares issued to Peak One Investments, LLC on October 11, 2019, which represents less than 1% (0.002%) of our issued and outstanding shares of common stock as of January 24, 2020.

Peak One Investments is the general partner of Peak One Opportunity Fund, LP.

We may require the selling security holders to suspend the sales of the shares of our common stock being offered pursuant to this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

The selling security holders identified in the table below may from time to time offer and sell under this prospectus any or all of the shares of common stock described under the column “Shares of Common Stock Being Offered” in the table below.

Peak One and Peak One Investments will be deemed to be underwriters within the meaning of the Securities Act. Any profits realized by the selling stockholders may be deemed to be underwriting commissions.

We cannot give an estimate as to the number of shares of common stock that will actually be held by the selling stockholders upon termination of this offering, because each selling security holder may offer some or all of the common stock being registered on their individual behalf under the offering contemplated by this prospectus or acquire additional shares of common stock. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this prospectus.

The manner in which the selling stockholders acquired or will acquire shares of our common stock is discussed below under “The Offering.”

The following table sets forth the name of the selling stockholder, the number of shares of our common stock beneficially owned by such stockholder before this offering, the number of shares to be offered for such stockholders’ account and the number and (if one percent or more) the percentage of the class to be beneficially owned by such stockholders after completion of the offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of our common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days of the date as of which the information is provided, through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such shares are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership percentages are calculated based on 60,503,341 shares of our common stock outstanding as of January 24, 2020.

Unless otherwise set forth below, (a) the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the selling stockholder’s name, subject to community property laws, where applicable, and (b) no selling stockholders had any position, office or other material relationship within the past three years, with us or with any of our predecessors or affiliates. The number of shares of common stock shown as beneficially owned before the offering is based on information furnished to us or otherwise based on information available to us at the timing of the filing of the registration statement of which this prospectus forms a part.

Name of Selling Shareholder	Shares Beneficially Owned Prior to Offering*	Shares to be Offered	Amount Beneficially Owned After Offering %(3)
Peak One Opportunity Fund	0	13,000,000(1)(2)(3)(4)	0(2)
Peak One Opportunity Fund	175,000	175,000(5)	0(2)
Peak One Investments, LLC	175,000	175,000(6)	0(2)

Notes:

1)Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options, warrants and convertible debentures currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of our common stock, and could be materially less or more than the number estimated in the table.

2)Because the selling security holders may offer and sell all or only some portion of the 13,350,000 shares of our common stock being offered pursuant to this prospectus and may acquire additional shares of our common stock in the future, we can only estimate the number and percentage of shares of our common stock that the selling stockholder will hold upon termination of the offering. The column titled “Number of Shares Owned After Offering” assumes that the Selling Stockholders will sell all of their Shares.

3)Jason Goldstein exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Peak One and Peak One Investments.

4)Consists of up 13,000,000 shares of common stock to be sold by Peak One pursuant to Put Notices we issue to Peak One pursuant to the Equity Purchase Agreement.

5)Consists of 175,000 Commitment Shares issued to Peak One on October 11, 2019.

6)Consists of up to 175,000 shares of Commitment Shares issued to Peak One Investments on October 11, 2019

THE OFFERING

Summary of the Offering
Shares currently outstanding:	60,503,341

Shares being offered:

13,000,000 shares of common stock that we may issue to Peak One pursuant to draw downs under the Equity Purchase Agreement

350,000 shares equally issued as Commitment Shares to Peak One and Peak One Investments, LLC

Offering Price per share:

The selling stockholders may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices, or at negotiated prices.

Use of Proceeds:

We will not receive any proceeds from the sale of the shares of our common stock by the Selling Stockholders. However, we will receive proceeds from receive cash proceeds from Put Notices we issue to Peak One Opportunity Fund pertaining to the 13,000,000 shares being registered on behalf of Selling Shareholder Peak One.

OTC Markets Symbol:	HMMR

Risk Factors:	See “Risk Factors” beginning on page 6 and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Equity Purchase Agreement (“EPA”) with Peak One Opportunity Fund

On October 8, 2019, we entered into the EPA with Peak One and Peak One Investments (also referred to herein as the “Investor). Although we are not required to sell shares under the EPA, the EPA gives us the option to sell up to an aggregate of $10,000,000 worth of our common stock to Peak One (the “Maximum Commitment Amount”), in increments, over the period ending on the Commitment Period (the Commitment Period is mean the period commencing on the Execution Date, and ending on the earlier of (i) the date on which the Investor shall have purchased Put Shares equal to the Maximum Commitment Amount, (ii) 24 months after the initial effectiveness of the Registration Statement, (iii) our written notice of termination to the Investor, (iv) the Registration Statement is no longer effective, or (v) the date upon which commences a bankruptcy action. Additionally, we are required to issue Commitment Fees of 175,000 Shares each to Peak One and Peak One Investments.

There is no assurance the market price of our common stock will increase in the future. Dependent upon the share price, the number of common shares that remain issuable may be insufficient to allow us to access the full amount contemplated under the EPA. If the bid/ask spread remains the same, we be unable to place puts for the full commitment under the EPA. Based on the closing trading price of our common stock on January 24, 2020, $0.264, the registration statement covers the offer and possible sale 13,350,000 shares to Peak One, which includes the 175,000 Common Stock Commitment Fee Shares we issued to each Peak One and Peak One Investments on October 11, 2019 for an aggregate of 350,000 Commitment Fee Shares. .

During the Commitment Period, we may, in our sole discretion, deliver a Put Notice to Peak One stating the dollar amount we intend to sell to Peak One on a designated closing date. The purchase price of our Common Stock will be set at eighty-eight percent (88%) of the Market Price on such date on which the Purchase Price is calculated. The Market Price is defined in the EPA as the lesser of the (i) lowest closing bid price of the Common Stock on the Principal Market on the Trading Day immediately preceding the respective Put Date, or (ii) the lowest closing bid price of the Common Stock on the Principal Market for any Trading Day during the Valuation Period. The Valuation Period is defined as the period of seven (7) Trading Days immediately following the Clearing Date associated with the applicable Put Notice during which the Purchase Price is valued. The Valuation Period begins on the first Trading Day following the Clearing Date.

Section 2.2 of the EPA sets forth the “mechanics” of the Put Notices and the Put Shares, as follows:

1.at any time during the Commitment Period, we may deliver a Put Notice to Peak One; the initial price per share provided for in the Put Notice will be equal to the Initial Purchase Price (the Initial Purchase Price is defined as 88% of the lowest closing bid price of our common stock on the trading day immediately preceding the respective Put Date), subject to adjustment during the Valuation Period.

2.we shall deliver the Put Shares to Peak One within 2 trading days following the Put Date.

3.a Put Notice shall be delivered on the trading day that Peak One receives the notice or the immediately succeeding trading day or on a non-trading day.

4.at the end of the Valuation Period, the Purchase Price of the then applicable Put Shares shall be determined, as follows: (i) if the value of the Put Shares delivered to Peak One causes the Maximum Commitment Amount (Maximum Commitment Amount is defined as Ten Million Dollars) to be exceeded, then immediately after the Valuation Period, Peak One shall return to us the surplus amount of Put Shares associated with such Put and the Purchase Price with respect to such Put, which shall be reduced by any Clearing Costs related to the return of such Put Shares; (ii) the Closing of a Put shall occur within three (3) Trading Days following the end of the Valuation Period, whereby the Investor shall deliver the Investment Amount by wire transfer of immediately available funds to an account that we designate.

We are not entitled to deliver a Put Notice and Peak One is not obligated to purchase any Put Shares at a Closing unless all of the following conditions are met:

1.A registration statement has been declared effective and remains effective (or a post-effective registration statement, if needed, has been filed and declared effective).

2.We maintain and continue our stock quotation on the Principal Market and the trading of our common stock shall not have been suspended by the SEC, the Principal Market, or FINRA.

3.We have performed, satisfied and completed in all material respects with all covenants, agreements and conditions of the EPA to be performed, satisfied or complied with by us.

4.The issuance of the shares has not violated any shareholder approval requirements of OTC Markets.

5.The lowest trading price of our common stock in the 10 trading days preceding a Put Date must exceed $0.01 per share.

6.The issuance of the Put Shares shall not exceed the Exchange Cap; Exchange Cap is defined as if when the issuance of the Put Shares exceeds the aggregate number of common stock shares which we may issue without breaching our obligations under the rules and regulations of the Principal Market.

7.Since the date of filing of our most recent SEC Document, no event that had or is reasonably likely to have a Material Adverse Effect has occurred.

8.The number of Put Shares then to be purchased by the Investor shall not exceed the number of such shares that, when aggregated with all other shares of Common Stock then owned by the Investor beneficially or deemed beneficially owned by the Investor, would result in the Investor owning more than the Beneficial Ownership Limitation, as determined in accordance with Section 16 of the Securities Exchange Act of 1934 and the regulations promulgated thereunder.

9.We shall have no knowledge of any event more likely than not to have the effect of causing the Registration Statement to be suspended or otherwise ineffective (which event is more likely than not to occur within the fifteen (15) Trading Days following the Trading Day on which such Put Notice is deemed delivered).

10.Our Common Stock must be DWAC Eligible.

11.All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934 shall have been filed with the SEC within the applicable time periods prescribed for such filings under the Securities Exchange Act of 1934.

12.We shall have reserved 100% of the Required Minimum for the Investor’s benefit under this Agreement and satisfied the reserve requirements with respect to all other contracts between us and the Investor.

13.If any of the events described above occurs during a pricing period, then Peak One shall have no obligation to purchase the shares delivered in the Put Notice.

Further, the EPA requires that we use our reasonable best efforts to have the registration statement be effective no more than 120 days following the date the initial registration statement was filed.

Neither Peak One nor any of its affiliates are permitted to execute any short sales involving our common stock, during the period commencing on the Execution Date of the EPA, October 8, 2019, and continuing through the end of the Commitment Period, however, sales of our common stock by Peak One after delivery of a put notice of such number of shares reasonably expected to be purchased by Peak One under a put will not be deemed short sales.

As we draw down on the Equity Line pursuant to the EPA, shares of our common stock will be sold into the market by Peak One. The sale of these shares could cause our stock price to decline. If our stock price declines and we issue more puts, more shares will come into the market, which could cause a further decline in our stock price. We determine when and whether to issue a put to Peak One, so we will know precisely both the stock price used as the reference point, and the number of shares issuable to Peak One upon such exercise. You should be aware that there is an inverse relationship between the market price of our common stock and the number of shares to be issued under the EPA. We have no obligation to utilize the full amount available under the EPA and all determinations regarding the execution of a put provision remains solely in the discretion of our company.

Neither the EPA nor any of our rights or Peak One’s rights thereunder may be assigned to any other person.

Peak One has agreed that during the term of the EPA, neither Peak One nor any of its affiliates will execute any short sales during the period from the date of the EPA to the end of the Commitment Period.

Pursuant to the EPA, the number of Put Shares to be purchased by Peak One shall not exceed the Beneficial Ownership Limitation of 4.99% of the number of common stock shares outstanding immediately after giving effect to the issuance of common stock shares issuable pursuant to the Put Notice.

Further, in addition to the above, the EPA contains representations, warranties and covenants by, among and for the benefit of the parties and before Peak One is obligated to purchase any Put Shares pursuant to a Draw Down Notice, certain conditions specified in the EPA, none of which are in Peak One’s control (although may be duplicative of the requirements for Peak One to purchase any Put Shares at a Closing), must be satisfied, including the following:

(1)Neither Peak One nor any of its affiliates are permitted to execute any short sales involving our common stock, during the period commencing on the Execution Date of the EPA, October 8, 2019, and continuing through the end of the Commitment Period, however, sales of our common stock by Peak One after delivery of a put notice of such number of shares reasonably expected to be purchased by Peak One under a put will not be deemed short sales.

(2)Each of our representations and warranties in the EPA must be true and correct in all material respects.

(3)We must have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required to be performed, satisfied or complied with by us.

(4)The registration statement of which this prospectus forms a part must be effective under the Securities Act of 1933 and neither we nor the Investor shall have received a stop order from the SEC regarding the registration statement.

(5)We shall have no knowledge of any event more likely than not to have the effect of causing the Registration Statement to be suspended or otherwise ineffective.

(6)So long as the EPA remains in effect, we agree that without the prior consent of Peak One, we will not enter into any other equity line of credit agreement with any other party.

(7)We will file a Form 8-K, including the transaction documents describing their material terms of the EPA and the Registration Rights Agreement, which was satisfied on October 11, 2019.

(8)We must have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of the EPA and the Registration Rights Agreement.

(9)No statute, regulation, order, decree, writ, ruling or injunction by any court or governmental authority of competent jurisdiction shall have been enacted, entered, promulgated, threatened or endorsed which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the EPA and the Registration Rights Agreement.

(10)No actions, suits, investigations, inquiries or proceedings pending or threatened against us or any of our subsidiaries nor having received notice of same. No judgment, order, write, injunction or decree or award has been issued, requested of any court, arbitrator or government agency that would have a material adverse effect and no pending or contemplated investigation by the SEC involving us or any of our subsidiaries or any officer or director.

(11)No event has occurred that would have a Material Adverse Effect on us that has not been disclosed in subsequent filings.

There is no guarantee that we will be able to meet the foregoing conditions or any of the other conditions in the EPA or that we will be able to draw down any portion of the Total Commitment available under the EPA with Peak One.

The obligations of Peak One under the EPA to purchase shares of our common stock may not be transferred to any other party, and none of the terms or conditions contained in the EPA may now be amended or waived by the parties. The registration statement of which this prospectus is a part will not cover sales by Peak One’s transferees, notwithstanding Peak One’s right to assign its rights under the Registration Rights Agreement to its affiliates.

The EPA provides that no termination of the EPA will limit, alter, modify, change or otherwise affect any of the parties’ rights or obligations with respect to any pending Draw Down Notice, and that the parties must fully perform their respective obligations with respect to any such pending Draw Down Notice under the EPA, provided all of the conditions to the settlement thereof are timely satisfied.

We paid to Peak One and Peak One Investments a commitment fee of 175,000 shares each for entering into the EPA, for aggregate Commitment Fee Shares of 350,000 equal to $123,550 (or less than 2.7% of the Total Commitment under the EPA) calculated using a per share price of $0.353, representing the arithmetic average of the three lowest daily VWAPs during the 10-consecutive-trading day period immediately preceding the Closing Date.

The EPA also provides for indemnification of Peak One and its affiliates in the event that Peak One incurs losses, liabilities, obligations, claims, contingencies, damages, costs and expenses related to a breach by us of any of our representations and warranties under the EPA or the other related transaction documents or any action instituted against Peak One or its affiliates due to the transactions contemplated by the EPA or other transaction documents, subject to certain limitations. The Registration Rights Agreement indemnifies us up $25,000 in the aggregate in losses, claims, damages liabilities, judgements, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement, incurred in investigating, preparing or defending any action, claim, suit inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative, or other regulatory agency, body or the SEC, to which the Company may become based upon any material violation by Peak One of the Securities Act of 1933, the Securities Exchange Act of 1934, state securities laws relating to the offer or sale of the Registrable Securities pursuant to the Registration Statement in the aggregate amount of up to a maximum of $25,000.

The issuances of the Commitment Shares and the sale of the Shares to Peak One under the EPA are exempt from registration under the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of and Regulation D under the Securities Act.

Registration Rights Agreement with Peak One

We have an October 8, 2019 Registration Rights Agreement with Peak One requiring us to file a Registration Statement on Form S-1 providing for the registration of an indeterminate number of shares of our common stock that result from our selling to Peak One an indeterminate number of shares up to an aggregate purchase price of $10,000,000 and the subsequent resale by Peak One of such shares, the initial share amount of which to be registered is 13,350,000 shares. We are responsible for all legal expenses pertaining to the registration statement. We are required to use our reasonable best efforts to have the Registration Statement on Form S-1 declared effective by the SEC within 120 calendar days from the date we file our Form 10-K for our fiscal year ended July 31, 2019. Regarding this foregoing provision, Peak One granted us an extension to obtain an effectiveness notice by providing an extension to have the S-1 declared effective within 120 calendar days after we file the Registration Statement.

The effectiveness of the registration statement of which this prospectus is a part is a condition precedent to our ability to sell common stock to Peak One under the EPA. We have agreed to file with the Commission one or more additional registration statements to cover all of the securities required to be registered under the Registration Rights Agreement that are not covered by this prospectus, in each case, as soon as practicable, but in no event later than the applicable filing deadline for such additional registration statements as provided in the Registration Rights Agreement. We also agreed, among other things, to indemnify Peak One from certain liabilities and fees and expenses of Peak One incident to our obligations under the Registration Rights Agreement, including certain liabilities under the Securities Act of 1933 (the “Securities Act”). Peak One has agreed to indemnify and hold harmless us and each of our directors, officers and persons who control us against certain liabilities that may be based upon written information furnished by Peak One to us for inclusion in the registration statement of which this prospectus is a part, including certain liabilities under the Securities Act.

As discussed above, the obligations of Peak One under the EPA to purchase shares of our common stock may not be transferred to any other party. Peak One may not assign its rights under the Registration Rights Agreement other than to an affiliate of Peak One. The registration statement of which this prospectus is a part will not cover sales by Peak One’s transferees, notwithstanding Peak One’s right to assign its rights under the Registration Rights Agreement to its affiliates. None of the terms or conditions contained in the Registration Rights Agreement may now be amended or waived by the parties.

We are subject to the following obligations under the Registration Rights Agreement:

1.We shall file with the SEC an initial Registration Statement covering 13,500,000 of the Registrable Securities (beginning with the Commitment Shares with respect to Investor and Investments).

2.We shall use our reasonable best efforts to have the Registration Statement declared effective by the SEC within one hundred twenty (120) calendar days from the date that we file our Form 10-K for its fiscal year ending July 31, 2019, for which we have received from Peak One the above-described extension, and any amendment declared effective by the SEC at the earliest possible date.

3.We shall use reasonable best efforts to keep the Registration Statement effective during the term of the EPA.

4.The Registration Statement (including any amendments, post-effective amendments, or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

5.In the event the number of shares available under the Registration Statement is insufficient to cover all of the Registrable Securities, we shall amend the Registration Statement or file a new Registration Statement, so as to cover all of such Registrable Securities.

6.If the SEC seeks to characterize any offering pursuant to a Registration Statement filed pursuant to this Agreement as constituting an offering of securities that does not permit such Registration Statement to become effective and be used for resales by the Investor under Rule 415 at then-prevailing market prices (and not fixed prices), or if after the filing of the initial Registration Statement with the SEC pursuant to Section 2(a), we are otherwise required by the Staff or the SEC to reduce the number of Registrable Securities included in such initial Registration Statement, then we shall reduce the number of Registrable Securities to be included in such initial Registration Statement until such time as the Staff and the SEC shall so permit such Registration Statement to become effective and be used as aforesaid.

7.We shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to any registration statement and the prospectus used in connection with such registration statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep the Registration Statement or any New Registration Statement effective at all times during the Registration Period.

8.We shall permit the Investor to review and comment upon the Registration Statement or any New Registration Statement and all amendments and supplements thereto at least two (2) Business Days prior to their filing with the SEC, and not file any document in a form to which Investor reasonably objects.

9.As promptly as practicable after becoming aware of such event or facts, we shall notify the Investor in writing of the happening of any event or existence of such facts as a result of which the prospectus included in any registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare a supplement or amendment to such registration statement to correct such untrue statement or omission, and deliver a copy of such supplement or amendment to the Investor (or such other number of copies as the Investor may reasonably request.

10.We shall use reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of any registration statement, or the suspension of the qualification of any Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Investor of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

11.We shall maintain the quotation of our common stock with the Principal Market of which our common stock is quoted, which currently quoted on OTCQB market operated by OTC Markets Group, Inc. under the symbol “HMMR”.

12.We shall use reasonable best efforts to cause the Registrable Securities covered by any registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

13.We shall make and keep public information available, as those terms are understood and defined in Rule 144;

14.We shall file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934.

At an assumed purchase price of $0.232 (equal to 88% of the closing price of our common stock of $0.264 on January 24, 2020), and assuming the sale by us to Peak One of all of the 13,000,000 Shares, or approximately 18% of our issued and outstanding common stock, being registered hereunder pursuant to draw downs under the EPA, we would receive only approximately $3,020,160 in gross proceeds. Furthermore, we may receive substantially less than this $3,020,160 in gross proceeds from the financing due to our share price, discount to market and other factors relating to our common stock. If we elect to issue and sell more than the 13,000,000 Shares offered under this prospectus to Peak One, which we have the right, but not the obligation to do, we must first register for resale under the Securities Act any such additional shares, which could cause additional substantial dilution to our stockholders. Based on the above assumptions, we would be required to register an additional approximately 30,084,517 shares of our common stock to obtain the balance of $6,979,840 of the Total Commitment that would be available to us under the EPA. We currently have authorized and available for issuance of 250,000,000 shares of our common stock pursuant to our charter.

The number of shares of our common stock ultimately offered for resale by Peak One is dependent upon a number of factors, including the extent to which we ultimately issue and sell to Peak One under the EPA. The following table sets forth the total number of Shares that would be issued at varying purchase prices for us to receive the entire $10,000,000 in gross proceeds under the EPA (without accounting for certain fees and expenses):

Assumed Average Purchase Price(1)	Total Number of Shares to be Issued if Full Purchase	Percentage of Currently Outstanding Shares (1)	Proceeds from the Sale of Shares to Peak One Under the EPA
$0.058 (2)	172,413,793	284%	10,000,000
$0.116 (3)	80,206,896	132%	10,000,000
$0.174 (4)	57,471,264	94%	10,000,000
$0.290 (5)	34,482,758	57%	10,000,000
$0.348 (6)	28,735,632	47%	10,000,000

(1)The denominator is based on 60,503,341 shares outstanding as of January 24, 2020, including 350,000 Initial Commitment Shares comprised of 175,000 issued each to Peak One and Peak One Investments as consideration for its commitment to purchase our common stock pursuant to the EPA. The numerator is based on the number of Shares issuable to Peak One under the EPA at the corresponding assumed average purchase price set forth in the adjacent column.

(2)Assumed average purchase price of $0.058 is equal to 88% of 25% of the closing sale price of our common stock of $0.264 on January 24, 2020.

(3)Assumed average purchase price $0.116 is equal to 88% of 50% of the closing sale price of our common stock of $0.264 on January 24, 2020.

(4)Assumed average purchase price of $0.174 is equal to 88% of 75% of the closing sale price of our common stock of $0.264 on January 24, 2020.

(5)Assumed average purchase price of $0.290 is equal to 88% of 125% of the closing sale price of our common stock of $0.264 on January 24, 2020

(6)Assumed average purchase price $0.348 is equal to 88% of 150% of the closing sale price of our common stock of $0.264 on January 24, 2020.

The following table sets forth the amount of proceeds we would receive from Peak One from the sale of Shares under the EPA that are registered in this offering at varying purchase prices (without accounting for certain fees and expenses):

Assumed Average Purchase Price	Number of Registered Shares to be Issued	Percentage of Currently Outstanding Shares (1)	Proceeds from the Sale of Shares to Peak One Under the EPA
0.058	(2) 3,019,116	4.99%	$175,108
0.116	(3) 3,019,116	4.99%	$350,217
0.174	(4) 3,019,116	4.99%	$525,326
0.290	(5) 3,019,116	4.99%	$875,543
0.348	(6) 3,019,116	4.99%	$1,050,652

(1)The denominator is based on 60,503,341 shares outstanding as of January 24, 2020, including 350,000 Initial Commitment Shares comprised of 175,000 issued each to Peak One and Peak One Investments as consideration for its commitment to purchase our common stock pursuant to the EPA. The numerator is based on the number of Shares issuable to Peak One under the EPA at the corresponding assumed average purchase price set forth in the adjacent column.

(2)Assumed average purchase price of $0.058 is equal to 88% of 25% of the closing sale price of our common stock of $0.264 on January 24, 2020.

(3)Assumed average purchase price $0.116 is equal to 88% of 50% of the closing sale price of our common stock of $0.264 on January 24, 2020.

(4)Assumed average purchase price of $0.174 is equal to 88% of 75% of the closing sale price of our common stock of $0.264 on January 24, 2020.

(5)Assumed average purchase price of $0.290 is equal to 88% of 125% of the closing sale price of our common stock of $0.264 on January 24, 2020

(6)Assumed average purchase price $0.348 is equal to 88% of 150% of the closing sale price of our common stock of $0.264 on January 24, 2020.

PLAN OF DISTRIBUTION

The Selling Security Holders, Peak One and Peak One Investments, may, from time to time, sell any or all of its shares of our common stock on otcmarkets.com or any other stock exchange, market or trading facility on which the shares of our common stock are traded, or in private transactions. These sales may be at fixed prices, prevailing market prices at the time of sale, at varying prices, or at negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

•Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchases;

•Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•Privately negotiated transactions;

•Broker-dealers may agree with the selling stockholders to see a specified number of such shares at a stipulated price per share; or

•A combination of any such methods of sale.

Additionally, broker-dealers engaged by the Selling Security Holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commissions in compliance with FINRA Rule 2440; and in the case of a principal transaction, a markup or markdown in compliance with FINRA IM-2440. . Broker-dealers may agree with the selling stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholder. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in one or more transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above and pursuant to the one or more of the methods described above) at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above. To the extent required under the Securities Act, an amendment to this prospectus or a supplemental prospectus will be filed, disclosing:

•the name of any such broker-dealers;

•the number of shares involved;

•the price at which such shares are to be sold;

•the commission paid or discounts or concessions allowed to such broker-dealers, where applicable;

•that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and

•other facts material to the transaction.

Peak One has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock.

There can be no assurance that the selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Security Holders are underwriters within the meaning of the Securities Act of 1933, as amended (“Securities Act”) and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. Any commissions received by such broker-dealers or agents, and any profit on the resale of the shares purchased by them, may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. Peak One has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute our common stock. Pursuant to a requirement by FINRA, the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 promulgated under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholders. The selling stockholders may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares covered by this prospectus. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. We will not receive any proceeds from the resale of any of the shares of our common stock by the Selling Security Holders. We will, however, receive cash proceeds from Peak One pursuant to Put Notices issued to us by Peak One upon our demand to Peak One.

We have entered into agreements with Peak One to keep this prospectus effective until each: (i) has sold all of the common shares purchased by it and (ii) has no further right to acquire any additional shares of common stock under the agreements.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (“Exchange Act”) any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholders.

We have agreed to pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $18,269.05 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “Blue Sky” laws; provided, however, Peak One will pay all selling commissions, concessions and discounts, and other amounts payable to underwriters, dealers or agents, if any, as well as transfer taxes and certain other expenses associated with the sale of the shares of common stock. We have agreed to indemnify Peak One and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Peak One has agreed to indemnify us against liabilities under the Securities Act that may arise from any written information furnished to us by Peak One specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

At any time, a particular offer of the shares of common stock is made by the selling stockholder, a revised prospectus or prospectus supplement, if required, will be distributed. Such prospectus supplement or post-effective amendment will be filed with the Commission to reflect the disclosure of any required additional information with respect to the distribution of the shares of common stock. We may suspend the sale of shares by the selling stockholder pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information

DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock Rights

Each share of Common Stock shall have one (1) vote per share for all purposes. Our Common Stock does not provide preemptive, subscription or conversion rights and there is no redemption or sinking fund provisions or rights. Our Common Stockholders are not entitled to cumulative voting for election of Board members. Each share of our Common Stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders. Holders of our Common Stock will be entitled to dividends in such amounts and at such times as our Board of Directors in its discretion may declare out of funds legally available for the payment of dividends. We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the Common Stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board of Directors.

Holders of our Common Stock Shares

As of January 28, 2020, there were 352 holders of record of our common stock.

Authorized Capital Stock

We are authorized to issue 250,000,000 shares of capital stock in the denominations set forth below, $0.001 par value.

Common Stock

We are authorized to issue 250,000,000 shares of common stock, of which 60,503,341 shares are issued and outstanding as of January 24, 2020.

Preferred Stock

We are not authorized to issue preferred shares.

Options

There are no options outstanding.

Warrants

There are no warrants outstanding.

Dividend Rights

There are no restrictions in our Articles of Incorporation or Bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.We would not be able to pay our debts as they become due in the usual course of business; or

2.Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Sales Pursuant to Rule 144

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for 90 days, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for a least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for 90 days, our affiliates or persons selling shares on behalf of our affiliates who own shares that were acquired from us or an affiliate of ours at least six months prior to the proposed sale are entitled to sell upon expiration of the lock-up agreements described above, within any three-month period beginning 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

•1% of the number of shares of common stock then outstanding, which will equal 1,271,906 shares as of the date of this Prospectus; or

•the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Transfer Agent and Registrar

Our transfer agent is Action Stock Transfer, an SEC Registered transfer agent. Action Stock Transfer is located at 2469 E. Fort Union Boulevard, Suite 214, Salt Lake City, Utah 84121 and its telephone number is (801) 274-1088.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or Offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Frederick M. Lehrer, Esquire of Frederick M. Lehrer, P. A. will pass on the validity of the Common Stock being offered pursuant to this Registration Statement. Neither Frederick M. Lehrer nor Frederick M. Lehrer has ever owned any of our securities.

The audited financial statements for the year ended July 31, 2019 included in this Prospectus and the Registration Statement have been audited by Boyle CPA, LLC, independent registered public accounting firms, to the extent and for the periods set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We filed this Registration Statement on Form S-1 with the SEC under the Act with respect to the Common Stock offered by Selling Shareholders in this Prospectus. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement or the exhibits and schedules filed therewith. For further information with respect to us and our Common Stock, please see the Registration Statement and the exhibits and schedules filed with the Registration Statement. Statements contained in this Prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Registration Statement. The Registration Statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the Registration Statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

DESCRIPTION OF BUSINESS

Our Corporate History and Background

We were originally incorporated in the State of Nevada on September 23, 2010, under the name Recursos Montana S.A. Our principal activity was an exploration stage company engaged in the acquisition of mineral properties that we then owned.

On February 2, 2015, we entered into a Share Exchange Agreement with Tanaris Power Holdings, Inc., whereby the Company acquired 100% of Tanaris Power Holdings, Inc. issued and outstanding common stock in exchange for shares of our common stock equal to 51% of the issued and outstanding common stock. Tanaris Power Holdings, Inc. was the owner of certain rights in connection with the marketing and sale of smart lithium-ion batteries and battery technologies for various industrial vehicles markets and related applications. On March 6, 2015, the Company amended its Articles of Incorporation to change its name to Tanaris Power Holdings, Inc.

On April 13, 2016, Tanaris Power Holdings, Inc., a Nevada corporation entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Hammer Fiber Optics Investments, Ltd., a Delaware corporation (“HFOI”), and the controlling stockholders of HFOI (the “HFOI Shareholders”). Pursuant to the Share Exchange Agreement, we acquired 20,000,000 shares of common stock of HFOI from the HFOI shareholders (the “HFOI Shares”) and in exchange, we issued to the HFOI Shareholders 50,000,000 (post-Merger) restricted shares of its common stock (the “HMMR Shares”). As a result of the Share Exchange Agreement, HFOI shall become a wholly owned subsidiary of the Company.

On April 13, 2016, the Board of Directors (BOD) approved a Plan of Merger (the “Plan of Merger”) under Nevada Revised Statuses (NRS) Section 92A.180 to merge (the “Merger”) with our wholly-owned subsidiary HFO Holdings, a Nevada corporation, to effect a name change from Tanaris Power Holdings Inc. to Hammer Fiber Optics Holdings Corp. The Plan of Merger also provides for a 1 for 1,000 exchange ratios for shareholders of both us and the HRO Holdings, which had the effect of a 1 for 1,000 reverse split of the common stock. Articles of Merger were filed with the Secretary of State of Nevada on April 13, 2016 and, on April 14, 2016, this corporate action was submitted to Financial Industry Regulatory Authority (the “FINRA”) for its review and approval.

On May 3, 2016, the FINRA approved the merger with the wholly owned subsidiary, HMMR Fiber Optics Holdings Corp. (“HFO Holdings”). Accordingly, thereafter, our name was changed to Hammer Fiber Optics Holdings Corp. and the shares of common stock began trading under new ticker symbol “HMMR” as of May 27, 2016. The merger was effected on July 19, 2016.

In 2016, Hammer Fiber Optics Investments Ltd, our wholly owned subsidiary, deployed its first beta network in Atlantic County, New Jersey. The network used a spectrum license agreement from Straightpath Communications, LLC. On January 17, 2018 Verizon Communications, LLC purchased Straightpath Communications, LLC and on July 14, 2018, Verizon terminated the spectrum license agreement effective October 31, 2018 despite communications that it would continue to honor the agreement.

On October 31, 218, we (through our wholly owned subsidiary, Hammer Fiber Optics Investments, Ltd) ceased operations in the Atlantic County geographical market on October 31, 2018 when Verizon Communications, LLC terminated the Spectrum lease agreement. The operations of Hammer Fiber Optics Investments, Ltd have been classified as a discontinued operation in our financial statements for the fiscal year ended July 31, 2018.

On November 1, 2018, we acquired Open Data Centers, LLC, 1stPoint Communications, LLC and its subsidiaries. On December 17, 2018, we closed the acquisition of Endstream Communications, LLC, a wholesale voice operator in the United States. Open Data Centers, lst Point Communications and Endstream Communications, which are now our wholly owned subsidiaries.

Business Operations

We are an alternative telecommunications carrier providing wireless and high capacity broadband wireless access networks in the United States, West Africa and the Caribbean offering small business, enterprises and under-served residential broadband customers Our “Everything Wireless” strategy includes delivery of (i) fixed wireless services using AIR™ Technology and in-house radios developed for smaller markets, (ii) broadband mobility service such as LTE, (iii) over-the-top (“OTT”) services and, (iv) Smart City applications. The underlying platform for the wireless applications is our data center/hosting practice and our wholesale voice and SMS platforms.

Fixed wireless service is the delivery of high-speed broadband service to a fixed location (for example, a home, a store or an office location). Mobility services such as LTE and Wifi deliver service to a device which can change locations freely. OTT service includes text messaging/SMS, chat, voice, video and other communications services. Smart City applications include delivery of communications to smart meters, traffic lights, flood sensors and other intelligent devices.

In 2017, we introduced triple play services, consisting of telephone, internet and video, to our Atlantic City, Ventnor, Margate and Longport markets in New Jersey. On October 31, 2018, we terminated the foregoing business.

In November 2018, we expanded our operations by acquiring Open Data Centers, LLC, 1stPoint Communications, LLC and its subsidiaries, with 1stPoint possessing CLEC licenses in Florida, New York State, and a nationwide CMRS (Commercial Mobile Radio Services) license. The foregoing companies operate data center facilities in Piscataway, New Jersey and Homewood, Alabama. On December 17, 2018, we closed the acquisition of Endstream Communications, LLC, a wholesale voice operator in the United States. A data center for our business is defined herein as a specialized facility that provides conditioned space and continuous power for computer equipment and high-volume concentrated access to telecommunications services such as the Internet and terrestrial fiber for communications.

Businesses

1st Point Communications

lst Point Communications (“lst Point”) provides managed infrastructure to other carriers as well as provides telecommunications and collaboration services to SMB and enterprise clients. 1st Point intellectual property includes voice switching and SMS/texting technology. 1st Point’s subsidiaries include 2 CLECS and an MNO. 1st Point also operates a hosting business with two brands, Website Source and HiWAAY Information Services, both of which provide shared hosting, domain name registration, ecommerce solutions, virtual private servers and dedicated servers.

Open Data Centers

Open Data Centers (“ODC”) is a carrier neutral colocation facility in Piscataway, New Jersey, and provides services to 1st Point, Core Technology Services, and Endstream Communications and is a utility data center for over 20 other clients. IT is a 2N+1 design with an array of 9 fiber providers and 26 resident carriers.

EndStream Communications

EndStream Communications is a wholesale voice operator that provides voice termination, toll origination and toll-free origination services to other carrier clients.

America Network, Inc.

A CLEC in New York State

Hammer Wireless SL, Ltd.

Hammer Wireless SL is a licensed telecommunications carrier in Sierra Leone. It has a wireless spectrum grant to operate a fixed wireless network in the 28/31Ghz spectrum. It services small businesses, enterprise clients, residential customers and government entities. The first network is in the capital city of Freetown.

Wikibuli Communications Inc

Wikibuli is a licensed telecommunications carrier in Dominica and provides wholesale voice services to other telecommunications carriers needing voice access facilities on the island. Wikibuli intends to pursue a wireless license and provide residential services.

Local Telecommunications Services NY, LLC

Is a CLEC in New York.

Local Telecommunications Services FL, LLC

Is a CLEC in Florida

Business Strategy

We are a telecommunications company investing in the future of wireless technology. Our “Everything Wireless” go to market strategy has four pillars:

•the development of high-speed fixed wireless service for residential and small businesses using its wireless fiber platform, Hammer Wireless® AIR

•mobility services

•over-the-Top services such as voice, SMS and video collaboration services;

•construction of smart city networks, which are networks for smart meters, water and flood sensors, earthquake sensors, safety, connected car and drone tracking.

The platform for our services includes wholesale voice, wholesale SMS and hosting platform including cloud and colocation.

Websites

www.hammercorp.info

Corporate web site

www.1pcom.com

Website for 1stPoint Communications, LLC, our retail hosting provider for voice and hosting.

www.endstream.com

Website for our wholesale voice provider.

www.opendatacenters.net

Website for our data center operator

www.hiwaay.net

www.websitesource.com

Websites for our hosting brand and a D/B/A of 1stPoint Communications, LLC.

None of the information in the above websites is incorporated into this prospectus.

Revenue Generation

We generate revenues from the following sources:

Endstream Communications

Wholesale voice services including termination, DIDs and origination, toll free termination and toll-free origination services.

1stPoint Communications

1stPoint generates revenue through a variety of hosting services, including providing hosted switching services for other telecommunications providers for both voice and SMS, hosted voice and SMS services for small business and retail customers, web hosting and other collaboration services and Internet services.

Open Data Centers

ODC provides colocation and Internet services to customers in its data center in Piscataway, NJ.

Shelcomm

Shelcomm provides mobile telephone numbers and virtual number leasing to other telecommunications operators as well as paging services.

Hammer Wireless – SL

This new business unit, not yet completed, will be providing Internet services to business and residential clients in Freetown Sierra Leone.

Markets

Endstream

Endstream provide services to other telecommunications carriers globally with a focus on providing services in the United States and the Caribbean.

1stPoint and Shelcomm

1stPoint provides retail services to small and medium businesses, residential customers and enterprise clients in the United States. Its largest markets are in New York, Alabama, Washington State, Florida, New Jersey and California. It also providers telecommunication services to other operators for messaging and switching services nationwide.

Open Data Centers

ODC provides hosting services to clients in New Jersey

Hammer Wireless Sierra Leone

HWSL will be providing business and residential wireless Internet services to clients in Freetown, Sierra Leone.

Target Markets

Endstream

Endstream concentrates on selling to other telecommunications carriers. It offers services in the United States and the Caribbean.

1stPoint

1stPoint focuses on marketing to small and medium businesses interested in telecommunications solutions such as unified communications and collaboration tools, hosting services and Internet services. Its principal markets are in New York, Alabama, Washington State, Florida, New Jersey, California and Texas although it can market these services nationwide or even worldwide.

Open Data Centers

ODC focuses specifically on the New York/New Jersey colocation marketplace.

Hammer Wireless SL

Hammer Wireless SL is specifically focused on selling to consumers of Internet services (business, government and residential) in Freetown Sierra Leone.

Competition

Many of our competitors have greater assets, revenues and financial resources then we do. Some of our primary competitors are:

•Rise Broadband

•Cspire

•LTE providers such as AT&T, Sprint or Verizon

Competitive Advantages

•The patented Air Technology by GlobeTel has unique properties as an efficient alternative to FTTH, fiber extension for MSOs, DSL replacement and emergency services, all of which are ideal of markets such as Africa, Eastern Caribbean, and rural United States where fiber access is not economically feasible.

•We educate the regulatory body in the market such as in Africa and the Eastern Caribbean and lobby the World Bank and IFCE to enact necessary changes to operate in those markets. World Bank provides funding to trans-continental fiber cables, including ACE, WACS, SAIL and Angola Cables.

•We utilize the contact of our management team with government, regulators and NGOs to develop a proper operating environment.

•30 years executive experience by our CEO and Chairman working in the international telecommunications market and having deployed networks on all 7 continents.

Competitive Disadvantages

Many of our competitors have greater access to:

•Operational, financial, and physical resources than we do.

•Conducting research and development.

•Larger wireless providers, such as Spectrum, because such competitors operate with greater wireless frequency.

Intellectual Property

We have no registered patents, trademarks or other intellectual property.

Research and Development

Since our inception, we have not spent any funds on research and development.

Dependence on One or a Few Major Customers

We are not dependent upon one or a few major customers and no one customer accounts for more than 10% of our revenues.

Government Regulation

Wireless communications providers must be licensed by the U.S. Federal Communications Commission (FCC) to provide communications services at specified spectrum frequencies within defined geographic areas and must comply with the rules and policies governing the use of the spectrum as adopted by the FCC. The FCC’s rules have a direct impact on whether the wireless industry has sufficient spectrum available to support the high-quality, innovative services our customers demand. Wireless licenses are issued for a fixed time period, typically ten years, and we must seek renewal of these licenses. While the FCC has generally renewed licenses given to operating companies such as us, the FCC has authority to both revoke a license for cause and to deny a license renewal if a renewal is not in the public interest. Additionally, while wireless communications providers’ prices and service offerings are generally not subject to regulation, the federal government and various states are considering new regulations and legislation relating to various aspects of wireless services.

We are also subject to local regulations pertaining to local exchange carriers, including the New York, New Jersey and Florida Public Service Commissions.

Our operations operating outside the United States are subject to the jurisdiction of national and supranational regulatory authorities in the market where service is provided, as follows:

•Dominica – ECTel and NTRC

•Sierra Leone – Ministry of Telecommunications

•Jamaica – Office of Spectrum Management and the Office of Utilities Regulators

Environmental Law

There is no material environmental impact as a result of our business activities.

Employees

We have the following 19 employees:

a)Michael Cothill – Chief Financial Officer/Chairman

b)Erik Levitt – Chief Executive Officer

c)Kristen Vasicek – Chief Operating Officer

d)Michael Schelin – Vice President of Mobility

e)Ahmed Lamin – Managing Director – Sierra Leone

f)Judy Paradiso – Controller

g)12 Customer Service Representatives

h)3 Developers

Seasonality of Business

Seasonality does not materially affect our business.

Patents and Intellectual Property/Trademarks//Franchises

We have no patents, trademarks or franchise agreements. We do have the exclusive rights to patented technology

Wireless Licenses Granted by the FCC - Bureau of Wireless Services

a)WQOR983 – 3.65Ghz-3.70Ghz (Category NN)

b)KNKL652 – 93.625.63Mhz (Category CD)

c)SQYZ830 – 157.765mBz (Category CD)

FCC Licenses

a)lst Point Communications, LLC – FCC 499A, 214A

b)Endstream Communications, LLC FCC 499A, 214A

State Licenses

a)Local Telecommunications Services – NY, LLC – New York State Competitive Local Exchange Carrier License

b)Local Telecommunications Services – FL. LLC – Florida Competitive Local Exchange Carrier License

Sources and Availability of Products

a)GlobeTel is the manufacturer of the Air System and builds it according to our specifications. The Air System is an Omni-directional Fixed wireless system using the DOCSIS standard (cable) that achieves very high-speed service over long distances using patented radio technology.

b)Baicells is the manufacturer of our proposed LTE equipment and builds equipment to our specifications.

c)All other parts are off-the-shelf and readily available.

Raw Materials

We do not use raw materials in our business.

Significant Developments – 2018 – 2019

•Implementation of the network in Sierra Leone for the deployment and marketing of fixed wireless and mobile data networks

•Implementation of the SMS Network

•Completion of licensing in Jamaica for the deployment and marketing of fixed wireless and mobile data networks

•Implementation of the Voice network in Dominica for the deployment and marketing of fixed wireless and mobile data networks

•Implementation of the Voice network in Birmingham, Alabama for the deployment and marketing of fixed wireless and mobile data networks

•Acquisition of 1stPoint Communications, LLC

•Acquisition of Endstream Communications, LLC

•Acquisition of Open Data Centers, LLC

•Acquisition of Shelcomm, Inc.

•Acquisition of the assets of American Network, Inc.

Our Plan of Operations Going Forward

•We plan to develop wholesale voice services in the Dominica by December 31, 2019.

•We plan to develop wholesale voice services in Jamaica and Sierra Leone by June 1, 2020.

•We plan to implement a new wireless network in Huntsville, AL by March 1, 2020.

•We plan to implement a new wireless network in Jamaica by June 2020.

Material Agreements

Stock Purchase Agreement with lstPoint Communications LLC

On November 1, 2018, we completed the purchase of 1stPoint Communications, LLC (“lstPoint”), whereby we acquired all of the outstanding equity ownership interests in 1stPoint for a purchase price of 3,643,644 shares of our common stock. 1st Point’s now operates as our wholly owned subsidiary.

Stock Purchase Agreement with Endstream Communications

On September 11, 2018, we entered into a stock purchase agreement for the purchase of all the outstanding Units of Endstream Communications, LLC (“Endstream”) for a purchase price of 1,957,116 of our common stock shares, which purchase we closed on December 17, 2018. Endstream’s now operates as our wholly owned subsidiary.

Stock Purchase Agreement with Shelcom, Inc.

On September 11, 2018, we entered into a stock purchase agreement for the purchase of Shelcom, Inc. (“Shelcom”). On November 1, 2018, we completed the purchase of Shelcom whereby we acquired all of the outstanding equity ownership interests in Shelcom for 900,000 shares of our Common Stock. Shelcom now operates as our wholly owned subsidiary.

Stock Purchase Agreement with Open Data Centers, LLC

On September 11, 2018, we entered into a stock purchase agreement for the purchase of Open Data Centers, LLC. (“Open Data”). On November 1, 2018, we completed the purchase of Open Data whereby we acquired all of the outstanding equity ownership interests in Open Data for 2,930,566 shares of our common stock. Open Data now operates as our wholly owned subsidiary.

Employment Agreement with Erik B. Levitt

We have an August 1, 2018 agreement with our Chief Executive Officer to perform his duties as our executive officer and report directly to our Board of Directors. The agreement provides that we pay Erik Levitt a base salary of $200,000 (the “Base Salary”). The employment term is from August 1, 2018 to September 30, 2021. Erik Levitt may elect to defer the Base Salary and be provided compensation as a contractor of Manhattan Carrier Company to provide services to lst Point Communications or Endstream Communications up to amounts he was collecting monthly for the 3 months prior to our acquisition of lst Point and Endsteam which amount is $3,300 per month. We may request a deferral in writing to Erik Levitt if at any time we have less than $30,000 per month of EBIDA.

Employment Agreement with Kristen A. Vasicek

We have a December 1, 2018 agreement with our Chief Operating Officer, Kristen A. Vasicek, to perform her executive duties in connection with per position as our Chief Operating Officer. The employment term is at will and may be terminated by either party to the agreement. The agreement provides that we pay Kristen Visicek a base salary of $72,000 (the “Base Salary”) and additional compensation, as follows: (a) n the event that our reported EBITDA as reported in a Form 10-K for the first 3 years of her employment is $1,500,000, he will 250,000 additional shares of our common stock; (b) if in the third year of her, if our reported EBITDA is greater $750,000, then she will receive shares of our common stock in proportion to the EBITDA target. The Base Salary will automatically increase if the following events occur if our reported EBITDA for a quarter is (i) ($125,000, her base salary will increase to an annualized base salary of $84,000, (ii) $200,000, her base salary will increase to an annualized base salary of $96,000, (iii) ($250,000, her base salary will increase to an annualized based salary of $108,000.

DESCRIPTION OF PROPERTY

We lease a customer center at 15 Corporate Place South, Suite 100, Piscataway, NJ 08854 consisting of 11,000 square feet. We pay rent of $32,311 per month. Our lease expires on January 1, 2024 and we have two (2), four (4) year renewal options. We do not have any policies regarding investments in real estate, securities or other forms of property. We do not own any real property.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results. Legal proceedings against our subsidiaries have been disclosed in our latest 10-K filing. None of these proceedings are guaranteed by the parent, Hammer Fiber Optics Holdings Corp.

MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Market Information

Our common stock is not traded on any exchange but is currently available for trading in the over-the-counter market and is quoted on the OTCQB operated by OTC Markets Group, Inc. under the symbol “HMMR” Trading in stocks quoted on these markets is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company’s operations or business prospects.

The SEC also has rules that regulate broker/dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities listed on certain national exchanges, provided that the current price and volume information with respect to transactions in that security is provided by the applicable exchange or system). The penny stock rules require a broker/dealer, before effecting a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing before effecting the transaction, and must be given to the customer in writing before or with the customer’s confirmation. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for shares of our common stock. As a result of these rules, investors may find it difficult to sell their shares

Set forth below are the range of high and low bid quotations for the periods indicated as reported by the OTC Bulletin Board. The market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions.

Fiscal Year 2020	High	Low
October 31, 2019	$0.59	$0.33

Fiscal Year 2019	High	Low
July 31, 2019	$0.60	$0.31
April 30, 2019	$0.75	$0.45
January 31, 2018	$0.97	$0.21
October 30, 2018	$0.78	$0.33

Fiscal Year 2018	High	Low
July 31, 2018	2.85	0.478
April 30, 2018	4.92	2.72
January 31, 2018	10.15	2.95
October 30, 2017	38.00	9.68

Our high and low bid quotations for the quarter ending October 31, 2019, were $0.60 and $0.32, respectively. Our high and low bid quotations for January 24, 2020 were $0.29 and $0.264, respectively.

Transfer Agent

Our Transfer Agent is Action Stock Transfer, 2469 E. Fort Union Boulevard, Suite 214, Salt Lake City, Utah 84121, (801) 274-1088, an SEC registered transfer agent.

Dividends

We have never declared or paid dividends. We do not intend to pay cash dividends on our common stock for the foreseeable future, but currently intend to retain any future earnings to fund the development and growth of our business. The payment of dividends if any, on our common stock will rest solely within the discretion of our board of directors and will depend, among other things, upon our earnings, capital requirements, financial condition, and other relevant factors.

Penny Stock Considerations

Our Common Stock will be deemed to be “penny stock” as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, the broker-dealer is required to:

Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

•Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

•Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s account, the account’s value and information regarding the limited market in penny stocks; and

•Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction, prior to conducting any penny stock transaction in the customer’s account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to buy or sell shares of our Common Stock, which may affect the ability of Selling Shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our Common Stock even if our Common Stock becomes publicly traded. In addition, the liquidity for our Common Stock may be decreased, with a corresponding decrease in the price of our Common Stock. Our shares are likely to be subject to such penny stock rules for the foreseeable future.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations

Three Months Ended October 31, 2019 Compared to the Three Months Ended October 31, 2018

Net revenues for the three months ended October 31, 2019 and October 31, 2018 were $698,937 and $47,232, respectively, and increase of 1,480%. The increase was primarily due to the acquisitions of Endstream Communications, Open Data Centers, 1stPoint Communications and its subsidiaries.

As of November 1, 2019, Endstream Communications has exited the Toll Free Termination business and is repositioning itself to provide voice termination services in Hammer’s markets in the Caribbean (including St. Vincent, Dominica, Jamaica, Barbados) as well as its direct routes to Guyana and Bermuda and Africa (including Nigeria and Keyna).

During the three months ended October 31, 2019, we incurred total operating expenses of $835,162 compared with $464,680, an increase of 180%, for the comparable period ended October 31, 2018. The change in expenses was due to the discontinuation of the operations of the Hammer Fiber Optics Investments, Ltd subsidiary in the Atlantic City, NJ market and the addition of operations of Endstream Communications, 1stPoint Communications and Open Data Centers. Additionally, there was an increase in expenses due to the operations of the Hammer Wireless –SL subsidiary in Sierra Leone as we implemented our first wireless network in Freetown, the capital city.

We recorded depreciation and amortization expense of $14,815 and $263,397 during the three months ended October 31, 2019 and October 31, 2018, respectively. The decrease was the result of the discontinuation of the operations of the Hammer Fiber Optics Investments Ltd subsidiary in the Atlantic City, NJ market.

During the three months ended October 31, 2019 and October 31, 2018, interest expense was $3,459 and $95,977, respectively. The increase is attributable to the discontinuation of the operations of the Hammer Fiber Optics Investments Ltd subsidiary in the Atlantic City, NJ market.

Liquidity and Capital Resources

We are at risk of remaining a going concern. Its ability to remain a going concern is dependent upon whether the company can raise debt and/or equity capital from third-party sources for both working capital and business development needs until such time we may be substantially sustained as a going concern through cash flow from operations or we increase our cash flow from operations through sale of services in the newly announced markets of Dominica, Jamaica and Sierra Leone as well as increases in sales from the existing business units of 1stPoint Communications, Endstream Communications and Open Data Center.

Cash Flow from Operating Activities

During the three months ended October 31, 2019, we decreased cash for operating activities by $30,188, compared to $186,991 in cash used for operating activities during the comparable 2018 period.

Cash Flow from Investing Activities

During the three months ended October 31, 2018, our investing activities used $14,989, compared to no cash consumed for the three months ended October 31, 2017. The increase was primarily due to the activities of 1stPoint Communications, which was acquired on November 1, 2018.

Cash Flow from Financing Activities

During the three months ended October 31, 2019, we netted $28,143 in cash from financing activities compared with $184,700 during the three months ended October 31, 2018. The change in investing activities is due to a reduction in treasury stock sold to third parties.

Going Concern

As at October 31, 2019, doubt existed as to our ability to continue as a going concern as had no certainty of earning additional revenues in the future, had a working capital deficit and an overall accumulated deficit since inception. We will require additional financing to continue operations either from management, existing shareholders, or new shareholders through equity financing and/or sources of debt financing. These factors raise substantial doubt regarding our ability to continue as a going concern. The financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

Future Financings

We will continue to rely on equity sales of our common shares in order to continue to fund business operations. Issuances of additional shares may result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of equity securities or arrange for debt or other financing in amounts sufficient to fund our operations and other development activities.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with accounting principles generally accepted in the United States, applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Recently Issued Accounting Pronouncements

We have implemented new accounting pronouncements that are relevant and are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and we do not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Results of Operations

The Year Ended July 31, 2019 Compared to the Year Ended July 31, 2018

Net revenues for the year ended July 31, 2019 and 2018 were $2,706,851 and $455,609, respectively, as a result of the acquisition of Open Data Centers, Endstream, Shelcomm, 1stPoint and its subsidiaries.

During the year ended July 31, 2019, the Company incurred total operating expenses of $3,119,296 compared with $5,586,525 for the comparable period in 2018. The decrease in operating costs was primarily due to the discontinuation of the New Jersey business associated with the Hammer Fiber Optics Investments, Ltd subsidiary.

The Company recorded depreciation expense of $42,410 during the year ended July 31, 2019 compared to $1,041,958 in the comparable period in 2018. The decrease was the result of the discontinuation of the New Jersey business associated with the Hammer Fiber Optics Investments, Ltd subsidiary.

During the year ended July 31, 2019, interest expense was $27,715 compared to $391,227 in the comparable period in 2018. The decrease was the result of the discontinuation of the New Jersey business associated with the Hammer Fiber Optics Investments, Ltd subsidiary.

Liquidity and Capital Resources

We have financed our operations since inception primarily through private placements of our common stock. As of July 31, 2019, we had cash and cash equivalents of $96,605.

Net cash used in operating activities was $94,729 and $3.0 million for the year ended July 31, 2019 and July 31, 2018, respectively. The decrease in cash used in operating activities for the period ended July 31, 2019 when compared to the same period in 2018 was primarily due to the discontinuation of the New Jersey business associated with the Hammer Fiber Optics Investments, Ltd subsidiary.

Net cash used in investing activities was $319,838 and $0.28 million for the year ended July 31, 2019 and July 31, 2018, respectively. The increase in cash used in investing activities for the period ended July 31, 2018 when compared to the same period in 2018 was primarily due to the purchase of the licenses in Sierra Leone for the Hammer Wireless SL, Ltd subsidiary, equipment purchases for the consolidation of the assets of HiWAAY Information Services, and the purchase of stock in Wikibuli, Hammer’s subsidiary in Dominica.

Net cash provided by financing activities was $314,251 and $2.7 million for the year ended July 31, 2019 and July 31, 2018, respectively. The decrease in cash provided by financing activities for the period ended July 31, 2019 when compared to the same period in 2018 was primarily the result of reduced operating cash flow requirements associated with the discontinuation of the New Jersey business associated with the Hammer Fiber Optics Investments, Ltd subsidiary.

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive activities. For these reasons, our auditors have included in their report on our audited financial statements for the fiscal year ended July 31, 2019 an explanatory paragraph regarding factors that raise substantial doubt that we will be able to continue as a going concern.

Going Concern

As at July 31, 2019, substantial doubt existed as to the Company’s ability to continue as a going concern as the Company has earned only minimal revenue, has no certainty of earning additional revenues in the future, has a working capital deficit and an overall accumulated deficit since inception. The Company will require additional financing to continue operations either from management, existing shareholders, or new shareholders through equity financing and/or sources of debt financing. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Future Financings

We will continue to rely on equity sales of our common shares presently held in Treasury in order to continue to fund business operations. Any issuances of additional shares beyond those shares presently held in Treasury, may result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of shares held in Treasury or issue additional equity securities or arrange for debt or other financing in amounts sufficient to fund our operations and other development activities.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

All directors of our company hold office until the next annual meeting of our stockholders or until their successors have been elected and qualified, or until their death, resignation or removal. The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office.

Our directors and executive officers, their ages, positions held, and duration of such, are as follows:

Name	Position Held with Our Company	Age	Date First Elected or Appointed
Erik Levitt	CEO	45	11/01/2018
Michael Cothill	CFO/Chairman	62	04/25//2016
Michael Sevell	Director	64	04/26/2016
Mark Stogdill	Director	37	04/26/2016
Kristen Vasicek	COO	37	11/01/2018
Ahmed Lamin	Director	37	12/01/2018

Business Experience

The following is a brief account of the education and business experience of directors and executive officers during at least the past five years, indicating their principal occupation during the period, and the name and principal business of the organization by which they were employed:

Erik Levitt

Erik Levitt has been our Chief Executive Officer/Director from November 2018 to present. From July 2007 to October 2018, Erik Levitt was the Chief Executive Officer/Chief Financial Officer of Endstream Communications, LLC, Open Data Centers, LLC and 1stPoint Communications, LLC and managed the day-to-day operations of a portfolio of telecommunications and technology companies from inception to their sale in 2018. From January 2004 to January 2007, he was the President & Chief Operating Officer (January 2004 to January 2007) AccessIT - Managed Services, Access Integrated Technologies, Inc. From November 1995 to December 2003 he was the President & Chief Executive Officer Core Technology Services, Inc., a managed services provider of information technologies. Core provided services to clients in over thirty countries and fifteen states in the United States.

Michael Seville

Michael Seville has been our Director since July 19, 2016. Michael Seville has been a business owner and entrepreneur having spent the majority of his career in the retail and service industries, including start-ups in retail building materials, home design and construction, auto repair, commercial real estate management and retail business consulting, specializing in growth, pricing and inventory control strategies. Michael Sevell has been investing in small companies for the past five years. Since June 2016, Michael Sevell has been a Non-Executive Director, drawing no salary from us.

Michael Cothill

Michael Cothill has been our Chairman of the Board and Chief Financial Officer since July 19, 2016. He has been the President of Westfield Building Products Co., Inc. and since 2006, he has been the President of MGD Sevell Services, Inc. Michael Cothill has provided advisory services to International private enterprise and Governmental/NGO institutions in best practice deployment of critical infrastructure projects such as telecommunications, broadband wireless deployment, alternative energy, hydro-electric plants and data center configuration amongst several other verticals. He has specialized knowledge of assisting emerging markets, including African governments on regulatory governance regarding licensing and compensation strategies that are designed to attract capital investment to their respective countries. Recent projects have been the buildout of fiber optic infrastructure to Djibouti serving military and private enterprise projects covering countries such as Somalia, Ethiopia, Eretria, Kenya and Sudan in the north east African region to South Africa, Zimbabwe, Congo and Mozambique in the Southern region. Current projects are underway advising the government of Sierra Leone as in the restructuring of their entire broadband policy working in association with the heads of Innovation of the President’s office. These advisory projects extend to anti-microbial food preservation, water treatment, and applying technology to modern medical technical solutions, several in association and collaboration with the World Bank.

Michael Cothill has extensive experience and in depth knowledge of Multi-Media Next Generation applications that are delivered over innovative wireless and fiber optic networks and brings 30 years of hands on strategic and corporate management, technological innovation and entrepreneurial guidance to emerging market companies, assuming a leading role alongside the company CEO in crafting and guiding the company’s strategic corporate and technology strategy. Michael is dedicated to the communications industry and has served in several executive and senior consulting roles with industry leading organizations such as Globecomm Systems, Intercel Telecoms Group and Bahamas Telecommunications Corporation [BTC]. As a pioneer in Wireless Fiber-Through-The-Air [FTTA] technology, Michael has successfully deployed the first High Capacity Wireless Access network on the African continent which earned him the prestigious Global Telecoms Business Innovations Award 2013 for “Solving the Broadband Access Challenge in Africa”. Michael has played an important role in the development of telecom startups around the world as well as emerging market operators such as BTC in the Bahamas. From 2004 to 2011, Michael consulted as the Senior Advisor to the CEO of BTC on Fiber Optic Deployment throughout the Bahamian Archipelago including the delivery and installation of several innovative wireless broadband technologies.

Kristen Vasicek

Kristen Vasicek has been our Chief Operating Officer since December 1, 2018. She has been responsible for overseeing our sales and marketing strategies, as well as our administrative and operational efforts and all of our subsidiaries. From June 2016 to November 30, 2018, she was the Marketing Director of 1stPoint Communications, a full-service telecommunications carrier specializing in the convergence of voice, data and video technology, bringing together wireline, wireless and mobile solutions to provide the ideal service for our clients’ homes, small businesses or enterprises. 1stPoint Communications is now our wholly owned subsidiary. From July 2016 to November 2018, she was the founder and Chief Executive Officer of VM Incorporated, a marketing company aimed to elevate brand status against competition, while cross selling through the company’s entire portfolio to ultimately reclaiming superior short/long term ROI across the board with the intent to increase market share.

Mark Stogdill

Mark Stogdill has been our Director since July 19, 2016. From August 2019 to present, he has been the President of Brain Sandwich Games LLC, an entertainment and game publishing company located in Brielle, New Jersey. He is also a senior advisor to Good Fences Inc, which is a localized social media and machine learning user platform currently being developed. From August 2016 to September 2018 Mark Stogdill was our Chief Executive Officer and from June 2014 to August 2016 he was the Chief Executive Officer and Founder of Hammer Fiber Optics Investments Ltd, our operating subsidiary that engaged in a reverse merger with Hammer Fiber Optics Holdings Corp. (F/K/A Tanaris Power Holdings). From October 2011 to June 2014, he was the President of Roomar Industries, LLC, a telecommunication design and engineering company located in Bordentown, New Jersey. From December 2002 to October 2011, he was the Project Manager of Fiber Engineering and Design, an engineering and construction company specializing in the creation of fiber optic networks for US telecom providers. Mark Stogdill received a BA degree from Rutgers University.

Family Relationships

There are no family relationships between any director or executive officer of our company.

Significant Employees

We do not currently have any significant employees other than our executive officers.

Involvement in Certain Legal Proceedings

None of our directors and executive officers has been involved in any of the following events during the past ten years:

a)any petition under the federal bankruptcy laws or any state insolvency laws filed by or against, or an appointment of a receiver, fiscal agent or similar officer by a court for the business or property of such person, or any partnership in which such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;

b)any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

c)being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting, the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

d)being the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (c)(i) above, or to be associated with persons engaged in any such activity;

e)being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission to have violated a federal or state securities or commodities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been reversed, suspended, or vacated;

f)being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

g)being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

h)being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who own more than 10% of the outstanding Shares to file reports of ownership and changes in ownership concerning their Shares with the SEC and to furnish us with copies of all Section 16(a) forms they file. We are required to disclose delinquent filings of reports by such persons.

Based solely on the copies of such reports and amendments thereto received by us, or written representations that no filings were required, we believe that all Section 16(a) filing requirements applicable to our executive officers and directors and 10% stockholders were met for up to the filing of this prospectus.

Code of Ethics

We have adopted a formal code of ethics within the meaning of Item 406 of Regulation S-K promulgated under the Securities Act, that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions that establishes, among other things, procedures for handling actual or apparent conflicts of interest.

Committees of Board of Directors

Audit

We have an audit committee that provides independent review and oversight of a company’s financial reporting processes, internal controls, and independent auditors. Management is responsible for establishing and maintaining adequate internal control over our financial reporting. Our internal control over financial reporting was not subject to attestation by our independent registered public accounting firm pursuant to rules of the SEC that permit us to provide only management’s report in this annual report.

Governance

We do not have any defined policy or procedure requirements for our stockholders to submit recommendations or nominations for directors. We do not currently have any specific or minimum criteria for the election of nominees to our board of directors and we do not have any specific process or procedure for evaluating such nominees. Our board of directors assesses all candidates, whether submitted by management or stockholders, and makes recommendations for election or appointment.

Compensation

Our board of directors is responsible for determining compensation for the directors of our company to ensure it reflects the responsibilities and risks of being a director of a public company.

Other Board Committees

We have no committees of our board of directors.

Corporate Governance

General

Our board of directors believes that good corporate governance improves corporate performance and benefits all stockholders.

Orientation and Continuing Education

We have an informal process to orient and educate new recruits to the board regarding their role on the board, our committees and our directors, as well as the nature and operations of our business. This process provides for an orientation with key members of the management staff, and further provides access to materials necessary to inform them of the information required to carry out their responsibilities as a board member. This information includes the most recent board approved budget, the most recent annual report, the audited financial statements and copies of the interim quarterly financial statements.

The board does not provide continuing education for its directors. Each director is responsible to maintain the skills and knowledge necessary to meet his obligations as director.

Ethical Business Conduct

We have adopted a formal code of ethics within the meaning of Item 406 of Regulation S-K promulgated under the Securities Act of 1933, as amended, that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions that establishes, among other things, procedures for handling actual or apparent conflicts of interest.

We have found that the fiduciary duties placed on individual directors by our governing corporate legislation and the common law and the restrictions placed by applicable corporate legislation on an individual director’s participation in decisions of the board of directors in which the director has an interest have been sufficient to ensure that the board of directors operates in the best interests of our company.

Nomination of Directors

As of January, _, 2020 we had not affected any material changes to the procedures by which our stockholders may recommend nominees to our board of directors. Our board of directors does not have a policy with regards to the consideration of any director candidates recommended by our stockholders. Our board of directors has determined that it is in the best position to evaluate our company’s requirements as well as the qualifications of each candidate when the board considers a nominee for a position on our board of directors. If stockholders wish to recommend candidates directly to our board, they may do so by sending communications to the president of our company at the address on the cover of this annual report.

Compensation

Our board of directors is responsible for determining compensation for the directors of our company to ensure it reflects the responsibilities and risks of being a director of a public company.

Other Board Committees

We do not have an audit committee that provides independent review and oversight of a company’s financial reporting processes, internal controls, and independent auditors

We have no committees of our board of directors. We do not have any defined policy or procedure requirements for our stockholders to submit recommendations or nominations for directors. We do not currently have any specific or minimum criteria for the election of nominees to our board of directors and we do not have any specific process or procedure for evaluating such nominees. Our board of directors assesses all candidates, whether submitted by management or stockholders, and makes recommendations for election or appointment.

A stockholder who wishes to communicate with our board of directors may do so by directing a written request to the address appearing on the first page of this annual report.

Assessments

The board intends that individual director assessments be conducted by other directors, taking into account each director’s contributions at board meetings, service on committees, experience base, and their general ability to contribute to one or more of our company’s major needs. However, due to our stage of development and our need to deal with other urgent priorities, the board has not yet implemented such a process of assessment.

Director Independence

We are not currently listed on the Nasdaq Stock Market, which requires independent directors. In evaluating the independence of our members and the composition of the committees of our board of directors, we utilize the definition of “independence” as that term is defined by applicable listing standards of the Nasdaq Stock Market and Securities and Exchange Commission rules, including the rules relating to the independence standards of an audit committee and the non-employee director definition of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

According to the Nasdaq definition, we believe that Michael none of our directors are independent.

Our board of directors expects to continue to evaluate its independence standards and whether and to what extent the composition of our board of directors and its committees meets those standards. We ultimately intend to appoint such persons to our board and committees of our board as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange. Therefore, we intend that a majority of our directors will be independent directors of which at least one director will qualify as an “audit committee financial expert,” within the meaning of Item 407(d)(5) of Regulation S-K, as promulgated under the Securities Act of 1933, as amended.

EXECUTIVE COMPENSATION

The particulars of compensation paid to the following persons:

a)all individuals serving as our principal executive officer during the year ended July 31, 2019;

b)our executive officers who were serving as executive officers at the end of the year ended July 31, 2019; and who we will collectively refer to as the named executive officers, for all services rendered in all capacities to us for our fiscal years ended July 31, 2019 and July 31, 2018 and are set out in the following summary compensation table:

SUMMARY COMPENSATION TABLE 1
Name and Principal Position	Fiscal Year	Salary ($)	All Other Compensation ($)	Total ($)
Michael Cothill 3 Treasurer and Chairman	2019	NIL	NIL	NIL
	2018	40,000	NIL	40,000
Erik B. Levitt 4 CEO & Director	2019	1,000	NIL	1,000
	2018	NIL	NIL	NIL
Mark Stogdill 5 Director & CTO (former)	2019	NIL	NIL	NIL
	2018	65,407	NIL	65,704
Kristen Vasicek 6 Secretary & COO	2019	48,000	NIL	NIL
	2018	NIL	NIL	NIL

1.We have omitted certain columns in the summary compensation table pursuant to Item 402(a)(5) of Regulation S-K as no compensation was awarded to, earned by, or paid to any of the executive officers or directors required to be reported in that table or column in any fiscal year covered by that table.

2.The “All Other Compensation” column is used to disclose the aggregate amount of all compensation that the company could not properly report in any other column of the Summary Compensation Table.

3.Michael Cothill has an employment agreement with the company but opted to take no compensation for year ending July 31, 2019 as reflected in Summary Compensation Table.

4.Erik B. Levitt has an employment agreement with the company but opted to take a reduction of compensation for year ending July 31, 2019 as reflected in the Summary Compensation Table.

5.Mark Stogdill had an employment agreement with the company but opted to take no compensation for year ending July 31, 2019 as reflected in the Summary Compensation Table.

6.Kristen Vasicek is employed by the company under an at-will employment agreement.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

Other than the employment agreements with our Chief Executive Officer and Chief Operating Officer as detailed on page _ of this Prospectus, we have no contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to our directors or executive officers at, following, or in connection with the resignation, retirement or other termination of our directors or executive officers, or a change in control of our company or a change in our directors’ or executive officers’ responsibilities following a change in control.

Compensation of Directors

The table below shows the compensation of our directors who were not our named executive officers for the fiscal year ended July 31, 2019:

Name	Fees earned or paid in cash ($)	Stock awards ($)*	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Dennis Doll		637,500					637, 500

On September 18, 2017, our Director at the time, Dennis Doll, was granted 50,000 of our common stock shares valued at $12.75 per share as Director Compensation. Dennis Doll is no longer our director having resigned as our Director on November 26, 2018, his resignation not due to any disagreement with us on any of our operations, policies or practices.

We have no formal plan for compensating our directors for their services in their capacity as directors. Our directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on their behalf other than services ordinarily required of a director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth, as of January 24, 2020 certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of any class of our voting securities and by each of our current directors, our named executive officers and by our current executive officers and directors as a group.

Name and Address of Beneficial Owner Directors and Officers:	Age	Class	Shares Held or Controlled	Percentage of Class [1]
Michael Cothill [2] Treasurer & Director 15 Corporate Place S, Suite 100 Piscataway, NJ 08854	62	Common	4,350,000	7.2%
Erik B. Levitt [3] CEO & Director 15 Corporate Place S, Suite 100 Piscataway, NJ 08854	45	Common	291,745	>1.0%
Michael Sevell [4] Director 15 Corporate Place S, Suite 100 Piscataway, NJ 08854	65	Common	7,199,774	11.9%
Mark Stogdill [5] Director 15 Corporate Place S, Suite 100 Piscataway, NJ 08854	39	Common	5,000,000	8.3%
Kristen Vasicek [6] Secretary & COO 15 Corporate Place S, Suite 100 Piscataway, NJ 08854	37	Common	133,893	>1.0%
All executive officers and directors as a group (5 people)		Common	16,975,382	28.1%

1.The number and percentage of shares beneficially owned is determined under rules promulgated by the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares, which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The entities or persons named in the table have sole voting and investment power with respect to all shares of common stock shown that are beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

2.On August 1, 2016, Michael Cothill was appointed as Treasury and Chairman of our Board of Directors. The beneficial ownership of our Chairman, Michael Cothill, is held through Ambleside Trust, of which he is the Managing Member.

3.Erik Levitt’s ownership is composed of 291,745 shares owned indirectly, as follows: (a) 91,800 shares issued (pursuant to an the September 11, 2018 Purchase Agreement for our purchase of Shelcomm, Inc.) (“Shelcomm”), in exchange for Erik Levitt’s respective equity ownership in Shelcom.; and (b) 199,954 shares issued (pursuant to the September 12, 2018 Purchase Agreement for our purchase of Open Data Centers (“Open Data”) in exchange for Erik Levitt’s respective ownership of Open Data. In addition, pursuant to vesting schedules, Erik Levitt will receive 1,534,325 shares through a single member LLC, Manhattan Carrier Company (“Manhattan), of which he is the sole member, as follows: (i) 665,808 shares issued to (pursuant to the September 11, 2018 Purchase Agreement providing for our 100% purchase of Endstream Communications, LLC (“Endstream), which included Erik Levitt’s respective ownership of Endstream; (ii) 871,517 shares issued to (pursuant to the September 11, 2018 Purchase Agreement providing for our 100% purchase of lstPoint Communications, LLC) (“lstPoint”), including Erik Levitt’s respective ownership of lstPoint.

4.Michael Sevell’s ownership of 7,199,744 shares is composed of: (a) 5,000,0000 shares owned directly by Michael Sevell; and (b) 2,192,500 shares representing his indirect ownership through 2,192,500 shares owned by Forefront Investors, LLC., for which Michael Sevell has sole dispositive power.

5.Mark Stogdill’s ownership is 5,000,000 shares represents his indirectly ownership of 5,000,000 shares owned by Arradis Enterprises, LLC, a Limited Liability Company under his control and for which he has sole dispositive power.

6.Pursuant to a stock grant and a Rule 539 Vesting Plan, Kristen Vasicek will receive 81,320 shares by our issuance of 16,264 shares each on January 2, 2020 2021, 2022, 2023, and 2024. Additionally, pursuant to a stock grant and a Rule 539 Vesting Plan, Kristen Vasicek will receive 52,093 shares, 10,418.6 shares each on January 2, 2020, 2021, 2022, 2023, and 2024.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Other than as disclosed below, there has been no transaction, since July 31, 2019, or currently proposed transaction, in which our company was or is to be a participant and the amount involved exceeds $5,000, being the lesser of $120,000 or one percent of our total assets and in which any of the following persons had or will have a direct or indirect material interest:

a)any director or executive officer of our company.

b)any person who beneficially owns, directly or indirectly, more than 5% of any class of our voting securities.

c)any person who acquired control of our company when it was a shell company or any person that is part of a group, consisting of two or more persons that agreed to act together for the purpose of acquiring, holding, voting or disposing of our common stock, that acquired control of our company when it was a shell company; and

d)any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

We have the following related party transactions: (a) November 1, 2018 convertible note for the principal amount of $10,000 with Andrea Levitt; and (b) August 11, 2019 convertible note for the principal amount of $12,000 with Andrea Levitt. Andrea Levitt is the wife of our Chief Executive Officer, Erik Levitt.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been a limited public market for our common stock. Future sales of substantial amounts of common stock in the public market could adversely affect market prices prevailing from time to time. Furthermore, since only a limited number of shares will be available for sale shortly after this offering because of certain restrictions on resale, sales of substantial amounts of our common stock in the public market after the restrictions lapse could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Upon completion of this offering and assuming all 13,350,000 being registered are purchased by the Selling Stockholders, we may have outstanding an aggregate of up to 73,853,341 issued and outstanding. Of these shares, 13,350,000 will be freely tradable without restriction or further registration under the Securities Act, unless such shares are purchased by individuals who become “affiliates” as that term is defined in Rule 144 under the Securities Act, as the result of the securities they acquire in this offering which provide them, directly or indirectly, with control or the capacity to control us. Our officers and directors will not be purchasing shares in this offering. The remaining shares of common stock held by our existing stockholders are “restricted securities” as that term is defined in Rule 144 under the Securities Act. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 and or Section 4(a)(1). As a result of these provisions of Rules 144, additional shares will be available for sale in the public market as follows:

•no restricted shares will be eligible for immediate sale on the date of this prospectus; and

•the remainder of the restricted shares will be eligible for sale from time to time pursuant to available exemptions, subject to restrictions on such sales by affiliates.

Sales pursuant to Rule 144 are subject to certain requirements relating to the availability of current public information about us. A person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of Hammer Fiber at any time during the 90 days immediately preceding the sale and who has beneficially owned restricted shares for at least six months is entitled to sell such shares under Rule 144 without regard to the resale limitations.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver to the prospective purchaser a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the prospective purchaser and receive the purchaser’s written agreement to the transaction. Furthermore, subsequent to a transaction in a penny stock, the broker-dealer will be required to deliver monthly or quarterly statements containing specific information about the penny stock. It is anticipated that our common stock will be traded on an OTC market at a price of less than $5.00. In this event, broker-dealers would be required to comply with the disclosure requirements mandated by the penny stock rules.

These disclosure requirements will likely make it more difficult for investors in this offering to sell their common stock in the secondary market.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

We had no changes in, and no disagreements with our accountants on accounting and financial disclosure.

Hammer Fiber Optics Holdings Corp

Consolidated Balance Sheet

	October 31, 2019	July 31, 2019
	Unaudited
Assets
Current Assets
Cash and cash equivalents	$79,571	96,605
Accounts receivable	745,573	634,220
Security Deposits	237,012	233,241
Prepaid expenses	64,003	80,362
Total current assets	1,126,159	1,044,428

Other Assets
Property and equipment, net	209,388	215,239
Intangible assets	3,144,624	2,914,624
Assets from Discontinued Operations	1,308,082	1,308,376

Total assets	$5,788,253	$5,482,667

Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities
Accounts payable and accrued expenses	$1,419,503	$1,257,862
Loans payable	238,625	204,511
Rent concessions	121,828	125,445
Deferred Revenue	237,378	227,809
Total current liabilities	2,017,334	1,815,627

Liabilities from Discontinued Operations	8,406,569	8,392,712

Total Liabilities	10,423,903	10,208,339

Stockholder’s equity (deficit)
Common stock, $0.001 par value, 250,000,000 shares authorized
60,503,341 shares issued; 45,594,954 and 45,094,954
shares outstanding at October 31, 2019 and July 31, 2019, respectively	60,503	60,503
Additional paid-in capital	17,431,784	17,201,784
Accumulated deficit	(22,127,937)	(21,987,959)
Total stockholders’ equity (deficit)	(4,635,650)	(4,725,672)

Total Liabilities and Stockholders’ Equity (Deficit)	$5,788,253	$5,482,667

See accompanying notes to consolidated financial statements.

Hammer Fiber Optics Holdings Corp

Consolidated Statements of Operations

	For the Quarter Ended
	October 31, 2019	October 31, 2018
	Unaudited	Unaudited
Revenues	$698,937	$-
Cost of sales	590,220	-
Selling, general and administrative expenses	230,127	-
Depreciation expense	14,815	-
Total operating expenses	835,162	-
Operating income (loss)	(136,225)	-
Other expenses	3,459	-
Loss Before Discontinued Operations	(139,684)	-
Income (loss) From Discontinued Operations	(294)	(513,425)

Net Income (loss)	$(139,978)	$(513,425)

Weighted average number of common shares outstanding -
basic and diluted	60,503,341	53,031,038
Loss per common share - basic and diluted
Continuing operations	$(0.00)	$(0.00)
Discontinued operations	(0.00)	(0.01)
	$(0.00)	$(0.01)

See accompanying notes to consolidated financial statements.

Hammer Fiber Optics Holdings Corp.

Consolidated Statement of Stockholders’ Equity (Deficit)

(Unaudited)

	Common Stock		Treasury Stock		Shares to be Issued	Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount
Balance, July 31, 2018	60,503,341	$60,503	7,557,179	$-	$-	$14,617,719	$(14,191,442)	$486,780

Treasury shares issued for cash	-	-	(255,700)	-	176,100	8,600	-	184,700

Treasury shares issued for services received	-	-	(110,000)	-	-	49,340	-	49,340

Net loss for the three months ended October 31, 2018	-	-	-	-	-	-	(513,425)	(513,425)

Balance, October 31, 2018	60,503,341	$60,503	7,191,479	$-	$176,100	$14,675,659	$(14,704,867)	$207,395

Balance, July 31, 2019	60,503,341	$60,503	15,408,387	$-	$-	$17,201,784	$(21,987,959)	$(4,725,672)

Shares issued for acquisition	-	-	(500,000)	-	-	230,000	-	230,000

Net loss for the year	-	-	-	-	-	-	(139,978)	(139,978)

Balance, October 31, 2019	60,503,341	$60,503	14,908,387	$-	$-	$17,431,784	$(22,127,937)	$(4,635,650)

See accompanying notes to consolidated financial statements.

Hammer Fiber Optics Holdings Corp

Consolidated Statements of Cash Flows

	For the Quarter Ended
	October 31,	October 31,
	2019	2018
	Unaudited	Unaudited
OPERATING ACTIVITIES
Net loss	$(139,978)	$(513,425)
Loss from discontinued operations	294	513,425
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation expense	14,815	-
Changes in operating assets and liabilities:
Accounts receivable	(208,728)	-
Prepaid expenses	14,542	-
Accounts payable	278,266	-
Deferred revenue	7,278	-
Change in Security Deposits	-	-
Rent concessions	3,617	-
Net cash provided by (used in) operating activities- continuing operations	(29,894)	-
Net cash provided by (used in) operating activities- discontinued operations	(294)	(186,991)
Net cash provided by (used in) operating activities	(30,188)	(186,991)

INVESTING ACTIVITIES
Purchase of property and equipment	(8,989)	-
Purchase of subsidiary equity	(6,000)	-
Net cash provided by (used in) investing activities	(14,989)	-

FINANCING ACTIVITIES
Proceeds from loans	28,143	-
Proceeds from sale of treasury stock	-	184,700
Net cash provided by (used in) financing activities	28,143	184,700
Net increase (decrease) in cash	(17,034)	(2,291)
Cash, beginning of period	96,605	3,441
Cash, end of period	$79,571	$1,150

SUPPLEMENTAL DISCLOSURES OF CASH FLOW ACTIVITIES:
Cash paid for interest	$23,715	2,553
Cash paid for taxes	$1,568	5,774

HAMMER FIBER OPTICS HOLDINGS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2019

(Unaudited)

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Hammer Fiber Optics Holdings Corp. (“the Company”) is a telecommunications company investing in the future of wireless technology. Hammer’s “Everything Wireless” go to market strategy includes the development of high-speed fixed wireless service using its wireless fiber platform, Hammer Wireless® AIR, Mobility, Over-the-Top services such as voice, SMS and video collaboration services, the construction of smart city networks and hosting services including cloud and colocation.

NOTE 2 – CORPORATE HISTORY AND BACKGROUND ON MERGER

The Company was originally incorporated in the State of Nevada on September 23, 2010, under the name Recursos Montana S.A. The Company’s principal activity was an exploration stage company engaged in the acquisition of mineral properties then owned by the Company.

On February 2, 2015, the Company entered into a Share Exchange Agreement with Tanaris Power Holdings, Inc., whereby the Company acquired 100% of Tanaris Power Holdings, Inc. issued and outstanding common stock in exchange for shares of the Company’s common stock equal to 51% of the issued and outstanding common stock of the Company. Tanaris Power Holdings, Inc. was the owner of certain rights in connection with the marketing and sale of smart lithium-ion batteries and battery technologies for various industrial vehicles markets and related applications. On March 6, 2015, the Company amended its Articles of Incorporation to change its name to Tanaris Power Holdings, Inc.

On April 25, 2016, Tanaris Power Holdings, Inc., a Nevada corporation entered into s Share Exchange Agreement (the “Share Exchange Agreement”) with Hammer Fiber Optics Investments, Ltd., a Delaware corporation (“HFOI”), and the controlling stockholders of HFOI (the “HFOI Shareholders”). Pursuant to the Share Exchange Agreement, the Company acquired 20,000,000 shares of common stock of HFOI from the HFOI shareholders (the “HFOI Shares”) and in exchange, the Company issued to the HFOI Shareholders 50,000,000 (post-Merger) restricted shares of its common stock (the “HMMR Shares”). As a result of the Share Exchange Agreement, HFOI shall become a wholly owned subsidiary of the Company.

On April 13, 2016, the Board of Directors (BOD) approved a Plan of Merger (the “Plan of Merger”) under Nevada Revised Statuses (NRS) Section 92A.180 to merge (the “Merger”) with our wholly-owned subsidiary HFO Holdings, a Nevada corporation, to effect a name change from Tanaris Power Holdings Inc. to Hammer Fiber Optics Holdings Corp. The Plan of Merger also provides for a 1 for 1,000 exchange ratio for shareholders of both the Company and the HRO Holdings, which had the effect of a 1 for 1,000 reverse split of the common stock. Articles of Merger were filed with the Secretary of State of Nevada on April 13, 2016 and, on April 14, 2016, this corporate action was submitted to Financial Industry Regulatory Authority (the “FINRA”) for its review and approval.

On May 3, 2016, the FINRA approved the merger with the wholly owned subsidiary, HMMR Fiber Optics Holdings Corp. (“HFO Holdings”). Accordingly, thereafter, the Company’s name was changed, and the shares of common stock began trading under new ticker symbol “HMMR” as of May 27, 2016. The merger was effected on July 19, 2016.

In 2016 Hammer Fiber Optics Investments Ltd deployed its first beta network in Atlantic County, New Jersey. The network used a spectrum license agreement from Straightpath Communications, LLC. On January 17, 2018 Verizon Communications, LLC purchased Straightpath Communications, LLC and on July14 2018, Verizon terminated the spectrum license agreement effective October 31, 2018 despite communications that it would continue to honor the agreement. On October 31, 2018 the Company ceased operations of the network in Atlantic County and subsequently classified the subsidiary as a discontinued operation.

On November 1, 2018, the Company acquired Open Data Centers, LLC, 1stPoint Communications, LLC and its subsidiaries. 1stPoint and its subsidiaries possess CLEC licenses in Florida, New York State, and a nationwide CMRS (Commercial Mobile Radio Services) license. The companies operate data center facilities in Piscataway, New Jersey and Homewood, Alabama. On December 17, 2018, the Company closed the acquisition of Endstream Communications, LLC, a wholesale voice operator in the United States.

On September 1, 2019, the Company acquired American Network Inc., which included vendor contracts, CLEC agreements and telephone number assets.

HAMMER FIBER OPTICS HOLDINGS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2019

(Unaudited)

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The interim financial statements for the fiscal quarter ending October 31, 2019 are unaudited. These financial statements are prepared in accordance with requirements for unaudited interim periods and consequently do not include all disclosures required to be in conformity with accounting principles generally accepted in the United States of America. The results of operations for the interim periods are not necessarily indicative of the results for the full year. In management’s opinion, all adjustments necessary for a fair presentation of the Company’s financial statements are reflected in the interim periods included and are of a normal recurring nature. These interim financial statements should be read in conjunction with the financial statements included in our Form 10-K, for the year ended July 31, 2019, as filed with the Securities and Exchange Commission (“the SEC”) at www.sec.gov

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents include cash in banks, money market funds and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is recorded on a straight-line basis over the useful lives of the assets. For furniture and fixtures, the useful life is five years, Leasehold Improvements are depreciated over their respective lease terms. Expenditures for additions and improvements are capitalized. Repairs and maintenance are expensed as incurred.

Impairment of long-lived assets

The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to future undiscounted cash flows to be generated by the asset. If such assets are considered impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets. The Company has not recognized any related impairment losses.

Indefinite lived intangible assets

The Company reviews property, plant and equipment, inventory component prepayments and certain identifiable intangibles, excluding goodwill, for impairment. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of these assets is measured by comparison of their carrying amounts to future undiscounted cash flows the assets are expected to generate. If property, plant and equipment, inventory component prepayments and certain identifiable intangibles are considered to be impaired, the impairment to be recognized equals the amount by which the carrying value of the assets exceeds its fair value. The Company has not recorded any related impairment losses.

The Company does not amortize goodwill and intangible assets with indefinite useful lives, rather such assets are required to be tested for impairment at least annually or sooner whenever events or changes in circumstances indicate that the assets may be impaired. The Company has not recorded any related impairment losses.

HAMMER FIBER OPTICS HOLDINGS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2019

(Unaudited)

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue recognition

We adopted ASC 606 on August 1, 2018. Revenue is measured based on a consideration specified in a contract or agreement with a customer. The Company recognizes revenue when it satisfies a performance obligation by transferring control over a product or service to a customer. Incidental items that are immaterial in the context of the contract are recognized as expense. Unearned revenues are recorded when cash payments are received or due in advance of the performance of the services. Taxes assessed by a governmental authority that are both imposed on and concurrent with a specific revenue-producing transaction, that are collected by the Company from a customer, are excluded from revenue.

Income taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Accounting for Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized. As of October 31, 2019, the Company did not have any amounts recorded pertaining to uncertain tax positions.

Fair value measurements

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements. The estimated fair value of certain financial instruments, including cash and cash equivalents are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions) The Company has no assets or liabilities valued at fair value on a recurring basis.

Consolidation of financial statements

Hammer Fiber Optics Holdings Corp. is the parent company and sole shareholder of Hammer Wireless Corporation and its subsidiaries, 1stPoint Communications, LLC and its subsidiaries, which includes Shelcomm, Inc, Open Data Centers, LLC and Endstream Communications, LLC. The financial statements for Hammer Fiber Optics Holdings Corp. and its wholly owned subsidiaries are reported on a consolidated basis. All significant intercompany accounts and transactions have been eliminated.

Basic and Diluted Earnings (Loss) Per Share

The basic earnings (loss) per share are calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company. As of October 31, 2019, and July 31, 2019, there were no common stock equivalents outstanding.

HAMMER FIBER OPTICS HOLDINGS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2019

(Unaudited)

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent accounting pronouncements

In June 2018, the FASB issued ASU No. 2018-07, Compensation – Stock Compensation (Topic 718) (“ASU 2018-07”). ASU 2018-07 provides for improvements to nonemployee share-based payment accounting by expanding the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. The awards will be measured at grant date, consistent with accounting for employee share-based payment awards. The measurement date has been redefined as the date at which the grantor and grantee reach a mutual understanding of the key terms and conditions of the award. The requirement to reassess classification of equity- classified awards upon vesting has been eliminated. We do not expect the adoption of this standard to have a material impact on the Company’s financial statements. The Company adopted ASU 2018-07 August 1, 2018.

In February 2016, FASB issued ASU No. 2016-02, Accounting Standards Update No. 2016-02, Leases (Topic 842). ASU 2016-02 provides for improvements for accounting guidance related to leasing treatments on financial statements as a response to user input. The update maintains two classifications of leases, Financial lease and Operating leases. The Update is effective for fiscal years beginning after December 15, 2018. The company has not yet adopted this standard but there may be impact to the presentation of the Company’s financial statements during the period of adoption.

NOTE 4 – DISCONTINUED OPERATIONS

Hammer Fiber Optics Investment Ltd ceased operations in the Atlantic County geographical market on October 31, 2018 when Verizon Communications, LLC terminated the spectrum lease agreement. The operations of Hammer Fiber Optics Investments, Ltd were classified as a discontinued operation. Reporting of the discontinued operation is in accordance with Accounting Standards Update No. 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity.

NOTE 5 – COMMITMENTS AND LEASES

Open Data Centers, LLC is committed to long term operating leases for its facility in Piscataway, New Jersey. There are five more years remaining on the lease with two (2) four (4) year extensions.

The future minimum lease payments are provided below:

Amount
For the fiscal year ended July 31, 2020	376,230.72
For the fiscal year ended July 31, 2021	387,517.68
For the fiscal year ended July 31, 2022	399,143.16
For the fiscal year ended July 31, 2023	411,117.48
For the fiscal year ended July 31, 2024	423,450.96

NOTE 6 – GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has consistently sustained losses since its inception. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a period of one year from the issuance of these financial statements. The Company’s continuation as a going concern is dependent upon, among other things, its ability to increase revenues, adequately control operating expenses and receive debt and/or equity capital from third parties. No assurance can be given that the Company will be successful in these efforts.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company intends to continue to address this condition by seeking to raise additional capital through the issuance of debt and/or the sale of equity until such time that ongoing revenues can sustain the business, at which time capitalization may be considered through other means.

HAMMER FIBER OPTICS HOLDINGS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2019

(Unaudited)

NOTE 7 – PROPERTY AND EQUIPMENT

As of October 31, 2019, property and equipment consisted of the following:

	Amount	Life
Computer and telecommunication equipment	$128,861	3 years
Building and structures	80,527	3 years
Sub-total	209,388

Total	$209,388

NOTE 8 – INDEFINITE LIVED INTANGIBLE ASSETS

The Company has $3,144,624 of recognized indefinite lived intangible assets, which consist of customer contract assets from acquisitions and goodwill. These assets are not amortized and are evaluated routinely for potential impairment. If a determination is made that the intangible asset is impaired after performing the initial qualitative assessment, the asset’s fair value will be calculated and compared with the carrying value to determine whether an impairment loss should be recognized.

NOTE 9 – RELATED PARTY TRANSACTIONS

During the fiscal year ended July 31, 2016, the Company entered into two promissory notes with a related party for an aggregate amount of $2,400,000 and $1,000,000, respectively. The $2,400,000 note matured on January 4, 2019. The terms consist of ten principal and interest payments due quarterly in the amount of $300,000 for total payments of $3,000,000. The Company is currently in default on this loan. To date, the Company has made payments on this note amounting to $725,831. The payments were applied to interest accrued as of the time of payment as well as to principal. The principal balance was $2,294,067 at July 31, 2019 and 2018. The interest accrued was $219,434 at July 31, 2019.

The $1,000,000 note matured on June 9, 2018 at which time the principal became due in its entirety, in addition to simple interest accrued at 3%. The company is currently in default on this loan.

As of October 31, 2019, all of the related party payables are reported as current liabilities in the Consolidated Balance Sheet.

NOTE 10 – STOCKHOLDERS’ EQUITY

Treasury Stock

In July 2016, certain shareholders of the Company contributed 9,291,670 restricted shares of their common stock to the Company’s wholly owned subsidiary, Hammer Wireless Corporation (“Treasury Shares”), for the purpose of effecting acquisitions, joint ventures or other business combinations with third parties. According to ASC 810-10-45 Consolidations, these shares are accounted for as treasury stock.

On January 4, 2019 the Company repurchased 13,000,000 shares of restricted Common Stock from substantial related-party shareholders. The shares of common stock were repurchased by the Company at $0.0001 per share. The repurchased shares were added to the Treasury stock of the Company and intend to be used for the purposes of effecting mergers, acquisitions, joint ventures, contractual relations and may be issued to investors under private placement agreements.

On September 1, 2019, the Company acquired American Network, Inc., which included vendor contracts, CLEC agreements and telephone number assets in exchange for 500,000 of treasury stock.

As a result of these transactions, the Company has a balance of 14,908,387 treasury shares as of October 31, 2019.

HAMMER FIBER OPTICS HOLDINGS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2019

(Unaudited)

NOTE 11 – FOREIGN CURRENCY

We transact business in various foreign currencies including the Euro and the Leone. In general, the functional currency of a foreign operation is the local country’s currency. Consequently, revenues and expenses of operations outside the United States are translated into USD Dollars using the weighted-average exchange rates on the period end date and assets and liabilities of operations outside the United States are translated into US Dollars using the change rate on the balance sheet dates. The effects of foreign currency translation adjustments are included in the stockholders’ equity as a component of the Accumulated Other Comprehensive Loss in the accompanying financial statements.

NOTE 12 – ACQUISITIONS

On September 1, 2019, the Company acquired American Network Inc., which included vendor contracts, CLEC agreements and telephone number assets. The acquisition was recorded at the fair market value of the shares of $230,000. The purchase price was allocated to intangible assets.

NOTE 13 – SUBSEQUENT EVENTS

On October 8, 2019, the Company completed an Equity Purchase Agreement with Peak One Opportunity Fund (“Peak One”) and Peak One Investments, LLC (“Peak One Investments) giving the Company the option to sell up to $10,000,000 worth of our common stock to Peak One (the “Maximum Commitment Amount”), in increments, over the period ending twenty-four (24) months after the date the Registration Statement is deemed effective by the SEC (the “Commitment Period”). Additionally, the Company is required to issue Commitment Fees of 175,000 Shares each to Peak One and Peak One Investments.

The Company also have an October 8, 2019 Registration Rights Agreement with Peak One requiring us to file an S-1 Registration Statement providing for the registration of 13,350,000 Shares that result from our selling to Peak One an indeterminate number of shares up to an aggregate purchase price of $10,000,000 and the subsequent resale by Peak One of such shares. This S-1 has not yet been filed.

Boyle CPA, LLC

Certified Public Accountants & Consultants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and

Board of Directors of Hammer Fiber Optics Holding Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Hammer Fiber Optics Holding Corp. (the “Company”) as of July 31, 2019, the related consolidated statements of operations, stockholder’s equity (deficit), and cash flows for the year ended July 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of July 31, 2019, and the results of its operations and its cash flows for the year ended July 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis of Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to fraud or error. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

As discussed in Note 4 to the consolidated financial statements, the Company’s cumulative net losses raises substantial doubt about its ability to continue as a going concern for one year from the issuance of these financial statements. Management’s plans are also described in Note 4. The consolidated financial statements do not include adjustments that might result from the outcome of this uncertainty.

/s/ Boyle CPA, LLC

We have served as the Company’s auditor since 2019

Bayville, NJ

January 24, 2020

Hammer Fiber Optics Holdings Corp.

Consolidated Balance Sheets

	July 31, 2019	July 21, 2018
		(discontinued
		operations)
ASSETS
Current Assets
Cash and Cash Equivalents	$96,605	$-
Accounts Receivable	634,220	-
Security Deposits	233,241	-
Prepaid Expenses	80,362	-

Total current assets	1,044,428	-

Other Assets
Property and equipment, net	215,239	-
Intangible assets	2,914,624	-
Assets from Discontinued Operations	1,308,376	4,656,140

TOTAL ASSETS	$5,482,667	$4,656,140

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$1,257,862	$-
Notes Payable	204,511	-
Rent Concessions	125,445	-
Deferred Revenue	227,809	-
Total current liabilities	1,815,627	-

Liabilities from Discontinued Operations	8,392,712	4,169,360
TOTAL LIABILITIES	10,208,339	4,169,360

STOCKHOLDERS’ EQUITY
Common stock, $0.001 par value, 250,000,000 shares authorized	60,503	60,503
60,503,341 shares issued; 45,094,954 and 52,946,162 shares outstanding
At July 31, 2019 and 2018, respectively
Additional paid-in capital	17,201,784	14,617,719
Accumulated deficit	(21,987,959)	(14,191,442)
Total stockholders’ equity	(4,725,672)	486,780

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,482,667	$4,656,140

The accompanying notes are an integral part of these consolidated financial statements.

Hammer Fiber Optics Holdings Corp.

Consolidated Statements of Operations

	For the Year Ended
	July 31,
	2019	2018
		(discontinued
		operations)
REVENUE	$2,706,851	$-

OPERATING EXPENSES
Cost of sales	2,183,581	-
General and administrative	893,305	-
Depreciation and amortization	42,410	-
Total operating expenses	3,119,296	-

LOSS FROM OPERATIONS	(412,445)	-

OTHER INCOME (EXPENSE)
Other expenses	32,206	-
Interest expenses	27,715	-
Total other expenses	55,921	-

Loss before Discontinued Operations	(468,366)	-

Loss from Discontinued Operations	(7,328,151)	(5,515,083)

NET LOSS	$(7,796,517)	$(5,515,083)

Weighted average number of common shares outstanding	60,503,341	52,400,747
- basic and diluted

Loss per common share – basic and diluted	$(0.01)	$-
Continuing operations

Discontinued operations	$(0.12)	$(0.11)
Total	$(0.13)	$(0.11)

The accompanying notes are an integral part of these consolidated financial statements.

Hammer Fiber Optics Holdings Corp.

Consolidated Statements of Stockholders’ Equity

	Common Stock (Post-split)		Treasury Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount

Balance, July 31, 2017	60,503,341	$60,503	8,542,393	$-	$10,625,287	$(8,676,359)	$2,009,431

Treasury shares issued for cash	-	-	(800,914)	-	2,600,652	-	2,600,652
Treasury shares issued for services received	-	-	(184,300)	-	1,259,347	-	1,259,347
Prepayment of loan by Director on behalf of the Company	-	-	-	-	132,433	-	132,433
Net loss for the year	-	-	-	-	-	(5,515,083)	(5,515,083)

Balance, July 31, 2018	60,503,341	60,503	7,557,179	-	14,617,719	(14,191,442)	486,780

Treasury shares issued for cash	-	-	(59,874)	-	26,000	-	26,000
Treasury shares issued for conversion of convertible note	-	-	(245,112)	-	153,194	-	153,194
Treasury shares issued for acquisitions			(4,843,806)	-	2,403,571	-	2,403,571
Repurchase of shares from related parties	-	-	13,000,000	-	1,300	-	1,300
Net loss for the year	-	-	-	-	-	(7,796,517)	(7,796,517)

Balance, July 31, 2019	60,503,341	$60,503	15,408,387	$-	$17,201,784	$(21,987,959)	$(4,725,672)

The accompanying notes are an integral part of these consolidated financial statements.

Hammer Fiber Optics Holdings Corp.

Consolidated Statement of Cash Flows

For the Year Ended July 31

	2019	2018
		Discontinued
		Operations
Cash flows from operating activities:
Net loss	$(7,796,517)	$(5,515,803)
Loss from discontinued operations	7,328,151	5,515,083
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	42,410	-
Changes in operating assets and liabilities
Accounts receivable	578,834	-
Prepaid expenses	(58,392)
Accounts payable	(17,257)	-
Deferred revenue	34,951	-
Change in security deposits	25,206	-
Rent concessions	(10,850)	-
Net cash used in operating activities – continuing operations	126,535	-
Net cash used in operating activities – discontinued operations	(221,265)	-
Net cash used in operating activities	(94,729)	-

Cash flows from investing activities:
Acquisition of property and equipment	(95,750)	-
Acquisition of customer contracts	-	-
Purchase of licenses	(224,088)	-
Net cash used in investing activities – continuing operations	(319,838)	-
Net cash used in investing activities – discontinued operations	-	-
Net cash used in investing activities	(319,838)	-

Cash flows from financing activities:
Repayment from loans	(478,184)	-
Proceeds from loans	616,444	-
Net cash provided by financing activities – continuing operations	138,260	-
Net cash provided by financing activities – discontinued operations	176,261	-
Net cash provided by financing activities	314,251	-

Net change in cash	(100,046)	(524,939)

Cash at beginning of period	3,441	528,380
Cash at end of period	$(96,605)	$3,441

Supplemental disclosures of cash flows information:
Interest paid	$23,715	$175,000
Taxes paid	$1,568	$8,486

The accompanying notes are an integral part of these consolidated financial statements.

HAMMER FIBER OPTICS HOLDINGS CORP.

NOTES TO FINANCIAL STATEMENTS

JULY 31, 2018 and 2017

NOTE 1 – ORGANIZATION AND DESCRIPTION BUSINESS

Hammer Fiber Optics Holdings Corp (OTCQB:HMMR) is a telecommunications company investing in the future of wireless technology. Hammer’s “Everything Wireless” go to market strategy includes the develop of high speed fixed wireless service for residential, small business and enterprise clients using its wireless fiber platform, Hammer Wireless AIR®, mobility networks including 4G/LTE, Over-the-Top services such as voice, SMS and collaboration services and hosting services including cloud and colocation.

NOTE 2 – CORPORATE HISTORY AND BACKGROUND ON MERGER

The Company was originally incorporated in the State of Nevada on September 23, 2010, under the name Recursos Montana S.A. The Company’s principal activity was an exploration stage company engaged in the acquisition of mineral properties then owned by the Company.

On February 2, 2015, the Company entered into a Share Exchange Agreement with Tanaris Power Holdings, Inc., whereby the Company acquired 100% of Tanaris Power Holdings, Inc. issued and outstanding common stock in exchange for shares of the Company’s common stock equal to 51% of the issued and outstanding common stock of the Company. Tanaris Power Holdings, Inc. was the owner of certain rights in connection with the marketing and sale of smart lithium-ion batteries and battery technologies for various industrial vehicles markets and related applications. On March 6, 2015, the Company amended its Articles of Incorporation to change its name to Tanaris Power Holdings, Inc.

On April 25, 2016, Tanaris Power Holdings, Inc., a Nevada corporation entered into s Share Exchange Agreement (the “Share Exchange Agreement”) with Hammer Fiber Optics Investments, Ltd., a Delaware corporation (“HFOI”), and the controlling stockholders of HFOI (the “HFOI Shareholders”). Pursuant to the Share Exchange Agreement, the Company acquired 20,000,000 shares of common stock of HFOI from the HFOI shareholders (the “HFOI Shares”) and in exchange, the Company issued to the HFOI Shareholders 50,000,000 (post-Merger) restricted shares of its common stock (the “HMMR Shares”). As a result of the Share Exchange Agreement, HFOI became a wholly owned subsidiary of the Company.

On April 13, 2016, the Board of Directors (BOD) approved a Plan of Merger (the “Plan of Merger”) under Nevada Revised Statuses (NRS) Section 92A.180 to merge (the “Merger”) with our wholly-owned subsidiary HFO Holdings, a Nevada corporation, to effect a name change from Tanaris Power Holdings Inc. to Hammer Fiber Optics Holdings Corp. The Plan of Merger also provided for a 1 for 1,000 exchange ratio for shareholders of both the Company and the HRO Holdings, which had the effect of a 1 for 1,000 reverse split of the common stock. Articles of Merger were filed with the Secretary of State of Nevada on April 13, 2016 and, on April 14, 2016, this corporate action was submitted to Financial Industry Regulatory Authority (the “FINRA”) for its review and approval.

On May 3, 2016, the FINRA approved the merger with the wholly owned subsidiary, HMMR Fiber Optics Holdings Corp. (“HFO Holdings”). Accordingly, thereafter, the Company’s name was changed and the shares of common stock began trading under new ticker symbol “HMMR” as of May 27, 2016. The merger was effected on July 19, 2016.

On September 11, 2018, our board of directors approved stock purchase agreements with 1stPoint Communications LLC and its subsidiaries, Endstream Communications LLC, Open Data Centers LLC and Shelcomm Inc. for the acquisition of all of the equity of the entities. 1stPoint and its subsidiaries possess CLEC licenses in Florida, New York State, and a nationwide CMRS (Commercial Mobile Radio Services) license. The companies operate a data center facility in Piscataway, New Jersey. The acquisition of 1stPoint Communications, LLC, Open Data Centers, LLC and Shelcomm, Inc. closed on November 1, 2018. The acquisition of Endstream Communications, LLC closed on December 17, 2018.

On January 29, 2019 our board of directors approved a stock purchase agreement with American Network, Inc to acquire all of its equity. The acquisition of American Network, Inc closed on September 1, 2019.

HAMMER FIBER OPTICS HOLDINGS CORP.

NOTES TO FINANCIAL STATEMENTS

JULY 31, 2018 and 2017

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

Property and equipment

Property and equipment is stated at cost less accumulated depreciation. Depreciation is provided for on a straight-line basis over the useful lives of the assets. For network service equipment, and furniture and fixtures, the useful life is ten and five years, respectively. Leasehold Improvements are depreciated over six years. Expenditures for additions and improvements are capitalized; repairs and maintenance are expensed as incurred.

Impairment of long-lived assets

The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to future undiscounted cash flows to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets. The Company has not recognized impairment losses for any long-lived assets.

Notes Receivable

These assets are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. Subsequent to initial recognition, they are recorded at amortized cost less any provision for impairment. Individually significant receivables are considered for impairment when they are past due or when other objective evidence is received that a specific counterparty is more likely than not to default.

Indefinite lived intangible assets

The Company reviews property, plant and equipment, inventory component prepayments and certain identifiable intangibles, excluding goodwill, for impairment. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of these assets is measured by comparison of their carrying amounts to future undiscounted cash flows the assets are expected to generate. If property, plant and equipment, inventory component prepayments and certain identifiable intangibles are considered to be impaired, the impairment to be recognized equals the amount by which the carrying value of the assets exceeds its fair value. The Company has not recorded any related impairment losses.

The Company does not amortize goodwill and intangible assets with indefinite useful lives, rather such assets are required to be tested for impairment at least annually or sooner whenever events or changes in circumstances indicate that the assets may be impaired. The Company has not recorded any related impairment losses.

HAMMER FIBER OPTICS HOLDINGS CORP.

NOTES TO FINANCIAL STATEMENTS

JULY 31, 2018 and 2017

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue recognition

The Company recognizes revenues and the related costs when a sales or service arrangement exists, delivery and acceptance has occurred or service has been rendered, the price is fixed or determinable, and collection of the resulting receivable is reasonably assured. Amounts invoiced or collected in advance of product delivery or providing services are recorded as unearned revenue or customer deposits. The company accrues for sales returns, bad debts, and other allowances based on its historical experience.

The Company’s revenues have consisted primarily of subscription agreements for its broadband internet and voice-over-IP phone services. Residential broadband service delivered to customers over the Company’s hybrid fiber and wireless network in Atlantic County, New Jersey has been the primary revenue source. Revenues are supplemented by phone and add-on services. Broadband services delivered via fiber optics to enterprise businesses account for the remaining sources of revenue. Services have been billed monthly to subscribers on either a one- year or two-year contract for residential customers and three-year contracts for enterprise business customers. Revenue begins accruing as service is delivered at commencement of the customer’s service contract.

Revenue is recorded net of discounts provided to customers. Discounts applied during the years July 31, 2019 and 2018 were $0.00 and $22,314 respectively.

Income taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Accounting for Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

Fair value measurements

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions) The Company has no assets or liabilities valued at fair value on a recurring basis.

Consolidation of financial statements

Hammer Fiber Optics Holdings Corp. is the parent company and sole shareholder of Hammer Wireless Corporation, Hammer Fiber Optic Investments Ltd, 1stPoint Communications, LLC, Endstream Communications, LLC, Shelcomm, Inc., and Open Data Centers, LLC. The company is also the beneficial owner of Hammer Wireless SL. The financial statements for Hammer Fiber Optics Holdings Corp. and its subsidiaries are reported on a consolidated basis. All significant intercompany accounts and transactions have been eliminated.

HAMMER FIBER OPTICS HOLDINGS CORP.

NOTES TO FINANCIAL STATEMENTS

JULY 31, 2018 and 2017

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Basic and Diluted Earnings (Loss) per Common Share

The basic earnings (loss) per share are calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company. As of July 31, 2019, and 2018, there were no common stock equivalents outstanding.

Recent accounting pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers. ASU 2014-09 is a comprehensive revenue recognition standard that will supersede nearly all existing revenue recognition guidance under current U.S. GAAP and replace it with a principle-based approach for determining revenue recognition. ASU 2014-09 will require that companies recognize revenue based on the value of transferred goods or services as they occur in the contract. The ASU also will require additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. In addition, during 2016 the FASB has issued ASU 2016-08, ASU 2016-10 and ASU 2016-12, all of which clarify certain implementation guidance within ASU 2014-09, and ASU 2016-11, which rescinds certain SEC guidance effective upon an entity’s adoption of ASU 2014-09. ASU 2014-09 is effective for interim and annual periods beginning after December 15, 2017. Early adoption is permitted only in annual reporting periods beginning after December 15, 2016, including interim periods therein. The Company adopted ASU No. 2014-09 and related updates on August 1, 2018. Adoption did not have a material impact on the Company’s consolidated financial statements.

In February 2016, FASB issued ASU No. 2016-02, Accounting Standards Update No. 2016-02, Leases (Topic 842). ASU 2016-02 provides for improvements for accounting guidance related to leasing treatments on financial statements as a response to user input. The update maintains two classifications of leases, Financial lease and Operating leases. The Update is effective for fiscal years beginning after December 15, 2018. The Company is assessing the impact this standard will have on its’ consolidated financial statements.

The Company does not expect the adoption of any other recent accounting pronouncements to have a material impact on its financial statements.

Reclassifications

Certain prior period amounts have been reclassified to conform with current period presentation. In July 2016, certain shareholders of the Company contributed 9,291,670 restricted shares of their common stock to the Company’s wholly owned subsidiary, Hammer Wireless Corporation, for the purpose of effecting acquisitions, joint ventures or other business combinations with third parties. Then, Hammer Wireless sold a portion of these restricted shares to third parties and contributed the proceeds to the Company. Since such contribution was an inter-company transaction, any impact on the financial statements is eliminated in the consolidation of these financial statements. During fiscal year ended July 31, 2018 shares held by Hammer Wireless Corporation have been reclassified as Treasury Shares for the purposes of determining the number of outstanding shares of the company.

Accounts Receivable

Accounts receivable are recorded at invoiced amount and generally do not bear interest. An allowance for doubtful accounts is established, as necessary, based on past experience and other factors which, in management’s judgment, deserve current recognition in estimating bad debts. Such factors include growth and composition of accounts receivable, the relationship of the allowance for doubtful accounts to accounts receivable and current economic conditions. The determination of the collectability of amounts due from customer accounts requires the Company to make judgments regarding future events and trends. Allowances for doubtful accounts are determined based on assessing the Company’s portfolio on an individual customer and on an overall basis. This process consists of a review of historical collection experience, current aging status of the customer accounts, and the financial condition of the Company’s customers.

HAMMER FIBER OPTICS HOLDINGS CORP.

NOTES TO FINANCIAL STATEMENTS

JULY 31, 2018 and 2017

NOTE 4 – GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has consistently sustained losses since its inception. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a period of one year from the issuance of these financial statements. The Company’s continuation as a going concern is dependent upon, among other things, its ability to increase revenues, adequately control operating expenses and receive debt and/or equity capital from third parties. No assurance can be given that the Company will be successful in these efforts.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company intends to continue to address this condition by seeking to raise additional capital through the issuance of debt and/or the sale of equity until such time that ongoing revenues can sustain the business, at which time capitalization may be considered through other means.

NOTE 5 – DISCONTINUED OPERATIONS

Hammer Fiber Optics Investment Ltd ceased operations in the Atlantic County geographical market on October 31, 2018 when Verizon Communications, LLC terminated the spectrum lease agreement. The operations of Hammer Fiber Optics Investments, Ltd were classified as a discontinued operation. Reporting of the discontinued operation is in accordance with Accounting Standards Update No. 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity.

HAMMER FIBER OPTICS HOLDINGS CORP.

NOTES TO FINANCIAL STATEMENTS

JULY 31, 2018 and 2017

NOTE 5 – DISCONTINUED OPERATIONS (CONTINUED)

The following summarizes the assets and liabilities of the discontinue operations:

	July 31, 2019	July 31, 2018
Assets
Current Assets
Cash	$294	$3,441
Accounts receivable	45,187	19,332
Other current assets	12,071	9,488
Total current assets	57,552	32,261

Other Assets
Property and equipment- net	1,250,824	4,593,635
Intangible assets	-	18,934
Deposits	-	11,310
Total other assets	1,250,824	4,623,879

Total Assets	$1,308,376	$4,656,140

Liabilities and Net Assets

Current Liabilities
Accounts payable	$4,486,694	$256,243
Notes payable- related parties	210,000	230,000
Current portion of long-term notes payable - related parties	3,313,544	3,394,067
Accrued interest	382,474	289,050
Total current liabilities	8,392,712	4,169,360

Net assets (liabilities)	$(7,084,336)	$486,780

The following summarizes the operations of the discontinue operations:

	July 31, 2019	July 31, 2018
Revenue	$59,580	$455,609

Operating expenses
Operations and maintenance	85,355	17,508
General and administrative	98,906	4,527,059
Depreciation and amortization	299,133	1,041,958
Impairment expense	6,807,753	-
	7,291,147	5,586,525

Loss from operations	$(7,231,567)	$(5,130,916)

Other income (expense)
Interest expense	(96,584)	(391,227)
Interest income	-	7,060
Total other income (expense)	(96,584)	(384,167)

Net Loss	$(7,328,151)	$(5,515,083)

HAMMER FIBER OPTICS HOLDINGS CORP.

NOTES TO FINANCIAL STATEMENTS

JULY 31, 2018 and 2017

NOTE 6 – ACQUISITIONS

On November 1, 2018, the Company completed the previously announced purchase of 1stPoint Communications, LLC, whereby the Company acquired all of the outstanding equity ownership interests in 1stPoint Communications. The purchase price for the acquisition was 3,643,644 shares of the Company’s Common Stock from treasury stock.

On November 1, 2018, the Company completed the previously announced purchase of Shelcomm, Inc., whereby the Company acquired all of the outstanding equity ownership interests in Shelcomm. The purchase price for the acquisition was 1,000,000 shares of the Company’s Common Stock from treasury stock.

On November 1, 2018, the Company completed the previously announced purchase of Open Data Centers, LLC whereby the Company acquired all of the outstanding equity ownership interests in Open Data Centers. The purchase price for the acquisition was 3,230,566 shares of the Company’s Common Stock from treasury stock. The Company shall also pay Sellers a sum of $200,000 in Cash, delivered to the Sellers no later than January 10, 2019.

On December 17, 2018, the Company completed the previously announced purchase of Endstream Communications, LLC, whereby the Company acquired all of the outstanding equity ownership interests in Endstream Communications. The purchase price for all of the Company Units was 2,209,573 shares of the Company’s Common Stock from treasury stock.

The following table shows the preliminary allocation of the purchase price consideration to the acquired identifiable assets and liabilities assumed. The final purchase price allocation may vary based on final appraisals, valuations and analyses of the fair value of the acquired assets and assumed liabilities.

Total purchase price	$2,403,571

Cash	84,815
Accounts receivable	336,919
Prepaid expenses	12,679
Fixed assets	137,161
Intangible assets	2,837,536
Other assets	217,363
Liabilities assumed	(1,222,902)
2,403,571

NOTE 7 – PROPERTY AND EQUIPMENT

As of July 31, 2019, property and equipment from ongoing operations included:

	Amount	Life
Computer and Telecom equipment	$1,212,005	5 years
Mechanical Equipment	404,849	5 years
	1,623,854
Less: Accumulated depreciation	(1,423,286)
Total	$215,238

HAMMER FIBER OPTICS HOLDINGS CORP.

NOTES TO FINANCIAL STATEMENTS

JULY 31, 2018 and 2017

NOTE 7 – PROPERTY AND EQUIPMENT (CONTINUED)

As of July 31, 2017, property and equipment consisted of the following:

	Amount	Life
Computer and Telecom equipment	$4,014,389	5 years
Building & Structures	110,516	10 years
Office equipment, furniture, fixtures	94,287	5-6 years
Computer software	79,952	3 years
Capitalized labor costs	1,880,554	5 years
Sub-total	6,179,698
Less: Accumulated depreciation and amortization	(1,174,682)
Total	$5,005,016

Depreciation expense was $42,410 and $1,041,958 for the years ended July 31, 2019 and 2018, respectively.

NOTE 8 – INDEFINITE LIVED INTANGIBLE ASSETS

The Company has $18,934 of recognized indefinite lived intangible assets, which consist of the ownership of Internet Protocol version 4 (IPv4) address blocks. The Hammer Wireless SL, Ltd. Subsidiary has been granted a nationwide telecommunications and wireless license in the country of Sierra Leone, for which it paid $218,584. Hammer paid $42,500 to Wikibuli, Inc. in exchange for capital stock in Wikibuli, the operating company in Dominica.

These assets are not amortized and are evaluated routinely for potential impairment. If a determination is made that the intangible asset is impaired after performing the initial qualitative assessment, the asset’s fair value will be calculated and compared with the carrying value to determine whether an impairment loss should be recognized.

NOTE 9 – RELATED PARTY TRANSACTIONS

On October 9, 2016, the Company entered into a short-term loan agreement with a family member of a member of the Company’s Board of Directors (BOD). Under the agreement, the lender advanced $100,000 to the Company for the purpose of providing working capital. The loan carries an annual interest rate of 3%. The Company is currently in default on this loan. On September 15, 2016, the Company received $210,000 from a family member of a member of the BOD, also for the purpose of working capital, and has recorded such amount as a deposit in anticipation of executing a loan agreement.

On April, 9 2018, the Company received an additional $20,000 deposit from a family member of a member of the BOD. The amount was intended as additional working capital. The Company anticipates execution of a loan agreement relative to this advance.

During the fiscal year ended July 31, 2016, the Company entered into two promissory notes with a Director for an aggregate amount of $2,400,000 and $1,000,000, respectively. The $2,400,000 note matures on January 4, 2019. The terms consist of ten principal and interest payments due quarterly in the amount of $300,000 for total payments of $3,000,000. The Company is currently in default on this loan. To date, the Company has made payments on this note amounting to $725,831. The payments were applied to interest accrued as of the time of payment as well as to principal. The principal balance was $2,294,067 at July 31, 2018 and 2017. The interest accrued was $219,434 at July 31, 2018 and $69,594 at July 31, 2017, respectively.

The $1,000,000 note matured on June 9, 2018 at which time the principal became due in its entirety, in addition to simple interest accrued at 3%. The company is currently in default on this loan.

On June 19, 2018, a convertible promissory note that was entered into on February 12, 2018 by the Company for the sum of $103,000 was settled in full on the company’s behalf by a Director. The settlement included a prepayment penalty for a full settlement amount of $132,433. The difference between the carrying value of the loan and the full settlement amount ($29,433) was recorded as interest expense.

As of July 31, 2019, all of the related party payables are reported as current liabilities in the Consolidated Balance Sheet.

HAMMER FIBER OPTICS HOLDINGS CORP.

NOTES TO FINANCIAL STATEMENTS

JULY 31, 2018 and 2017

NOTE 9 – CONVERTIBLE DEBT

On February 12, 2018, the Company entered into an agreement for a convertible promissory note for the sum of $103,000. The note accrues interest at a rate of 12 percent per annum due at maturity. The note matures nine months from the issuance date. Prepayment of the note is subject to a premium charge based on the amount of days prepaid before the maturity date. The note allows conversion into the Company’s common stock at a discount of 37 percent of the stock’s market price. The holder shall have the right after 180 days to convert all or part of the note at their discretion. On June 19, 2018 the note was settled in full on the company’s behalf by a Director.

NOTE 10 – INCOME TAXES

The Company’s income tax expense, deferred tax assets and liabilities, and liabilities for unrecognized tax benefits reflect management’s best estimate of current and future taxes to be paid. The Company is subject to income taxes in the United States and numerous foreign jurisdictions. Significant judgments and estimate are required in the determination of the consolidated income tax expense.

The reconciliation of income tax benefit at the U.S. statutory rate of 21% for the fiscal year ended July 31, 2019, to the Company’s effective tax rate is as follows:

Income tax benefit provision at statutory rate	$(1,637,269)
Change in valuation allowance	1,637,269
Income tax benefit provision	$-

The tax effects of temporary differences that give rise to the Company’s net deferred tax assets as of July 31, 2019 are as follows:

Net operating loss	$4,682,370
167Valuation allowance	(4,682,370)
Net deferred tax asset	$-

The reconciliation of income tax benefit at the federal and state statutory blended rates for the fiscal year ended July 31, 2018, to the Company’s effective tax rate is as follows:

Income tax benefit provision at statutory rate	$(1,158,167)
Change in valuation allowance	1,158,167
Income tax benefit provision	$-

The tax effects of temporary differences that give rise to the Company’s net deferred tax assets as of July 31, 2018 are as follows:

Net operating loss	$2,981,649
Valuation allowance	(2,981,649)
Net deferred tax asset	$-

The Tax Cuts and Jobs Act of 2017 (the Act) reduced the statutory corporate federal income tax rate from 35% to 21% beginning in 2018. The blended tax rate for 2018 considered the tax laws enacted in 2017. The tax effect of temporary differences from net operating losses (“NOL”) has been reduced to reflect the newly enacted rate.

The Company has approximately $22,297,000 of NOL carried forward to offset taxable income in future years. The tax laws enacted in 2017 also changed the treatment of NOL. Prior to the change, NOL could be carried back up to two years and carried forward up to 20 years to offset taxable income. In the new tax law, the NOL that can be carried forward is limited to 80% of the taxable income, can no longer be carried back, but are allowed to be carried forward indefinitely. The new law will apply to NOL arising in tax years beginning December 31, 2017, hence, $3,000,000 of the NOL will be subject to the 80% limitation and will be carried forward indefinitely while $19,297,000 of the NOL will be carried forward for 20 years and will begin to expire in 2036.

HAMMER FIBER OPTICS HOLDINGS CORP.

NOTES TO FINANCIAL STATEMENTS

JULY 31, 2018 and 2017

NOTE 10 – INCOME TAXES (CONTINUED)

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax assets relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

As of July 31, 2019, and 2018, the Company has no unrecognized income tax benefits. The Company’s policy for classifying interest and penalties associated with unrecognized income tax benefits is to include such items as a tax expense. No interest or penalties have been recorded during the years ended July 31, 2019 and 2018. As of July 31, 2019, and 2018, the Company did not have any amounts recorded pertaining to uncertain tax positions.

The tax years from 2015 and forward remain open to examination by federal and state authorities due to net operating loss and credit carryforwards. The Company is currently not under examination by the Internal Revenue Service or any other taxing authorities.

NOTE 11 – STOCKHOLDERS’ EQUITY

Treasury Stock

During the year ended July 31, 2019, the Company received cash of $26,000 from the sale of 59,874 treasury shares to various investors and a Directors.

Price Per Share	Shares	Value
$0.4629	30,244	$14,000
$0.405	29,630	$12,000
Total	59,874	$26,000

The Company issued 245,112 treasury shares to related and third parties for in association with the conversion of a note payable in accordance with the original terms and conditions of the note. Additionally, the company issued 3,802,275 shares associated with the acquisitions of Endstream Communications, LLC, Open Data Centers, LLC, Shelcomm, Inc. and 1stPoint Communications, LLC and its subsidiaries. 7,016,000 have been reserved for issuance to the sellers in these acquisitions under the Stock Purchase Agreements.

On January 4, 2019 the Company repurchased 13,000,000 shares of restricted Common Stock from substantial related-party shareholders. The shares of common stock were repurchased by the Company at $0.0001 per share. The repurchased shares were added to the Treasury stock of the Company and intend to be used for the purposes of effecting mergers, acquisitions, joint ventures, contractual relations and may be issued to investors under private placement agreements.

During the year ended July 31, 2018, the Company received cash of $2,600,651 from the sale of 800,914 treasury shares to various investors and a Directors.

Price Per Share	Shares	Value
$7.00	239,230	$1,674,610
$4.00	20,750	$83,000
$3.00	70,200	$210,600
$2.50	111,600	$279,000
$1.50	73,334	$110,001
$1.10	7,000	$7,700
$1.00	63,500	$63,500
$0.80	215,300	$172,240
Total	800,914	$2,600,651

Additionally, the Company issued 184,300 treasury shares to third parties for services provided during the year. The Company valued these shares using the closing quoted price of the Company’s common stock on the date of issuance. This resulted in an increase in the Company’s general and administrative expenses amounting to $1,259,347.

HAMMER FIBER OPTICS HOLDINGS CORP.

NOTES TO FINANCIAL STATEMENTS

JULY 31, 2018 and 2017

NOTE 11 – STOCKHOLDERS’ EQUITY (CONTINUED)

As a result of these transactions, the Company has a balance of 10,742,118 and 8,542,393 in treasury shares as of July 31, 2019 and 2018, respectively.

NOTE 12 – COMMITMENTS AND LEASES

The Company is committed under numerous operating leases for its offices and various installations of operating equipment. The office leases are commitments of 1 to 3 years and have extension of varying lives. Equipment and installation locations have varying leases of between 3 and 5 years and also have varying renewal option of up to 5 years at time for 15 additional years. The Company is also committed to long term technical agreements governed under service orders with several difference major telecommunications operators for access to dark fiber in conjunction with rack space and power at data centers. Commitments on these technical agreements run from 5 to 10 years.

The future minimum lease payments are provided below.

Amount
For the fiscal year ended July 31, 2020	404,319
For the fiscal year ended July 31, 2021	428,356
For the fiscal year ended July 31, 2022	353,988
For the fiscal year ended July 31, 2023 and thereafter	864,768

Rent expense from ongoing operations for the Company amounted to $310,831 and $830,145 for the fiscal years ended July 31, 2019 and 2020, respectively.

NOTE 13 – SUBSEQUENT EVENTS

On January 29, 2019, the board of directors signed a definitive agreement with American Network, Inc. to acquire all of the equity of American Network, Inc. in exchange for 500,000 shares of Hammer common stock. On September 1, 2019 we closed the acquisition.

Management’s Report on Disclosure Controls and Procedures

We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in our reports filed under the Securities Exchange Act of 1934 , as amended, is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission’s rules and forms, and that such information is accumulated and communicated to our management, including our chief executive officer and our chief financial officer (who is acting as our principal executive officer, principal financial officer and principle accounting officer) to allow for timely decisions regarding required disclosure.

As of July 31, 2019, we carried out an evaluation, under the supervision of our chief executive officer, with the participation of our principal accounting officer, of the effectiveness of the design and operation of our disclosure controls and procedures. The officers concluded that the disclosure controls and procedures were not effective as of the end of the period covered by the 10-K report.

Management’s Report on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Responsibility estimates and judgments by management are required to assess the expected benefits and related costs of control procedures. The objectives of internal control include providing management with reasonable, but not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition, and that transactions are executed in accordance with management’s authorization and recorded properly to permit the preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States. Our management assessed the effectiveness of our internal control over financial reporting as of July 31, 2018. In making this assessment, our management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control-Integrated Framework. Our management has concluded that, as of July 31, 2018, our internal control over financial reporting was not effective.

Inherent limitations on effectiveness of controls

Internal control over financial reporting has inherent limitations which include but is not limited to the use of independent professionals for advice and guidance, interpretation of existing and/or changing rules and principles, segregation of management duties, scale of organization, and personnel factors. Internal control over financial reporting is a process which involves human diligence and compliance and is subject to lapses in judgment and breakdowns resulting from human failures. Internal control over financial reporting also can be circumvented by collusion or improper management override. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements on a timely basis, however these inherent limitations are known features of the financial reporting process and it is possible to design into the process safeguards to reduce, though not eliminate, this risk. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation. Projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Changes in Internal Control over Financial Reporting

There have been no changes in our internal controls over financial reporting that occurred during the year ended July 31, 2018 that have materially or are reasonably likely to materially affect, our internal controls over financial reporting.

OTHER INFORMATION

None.

1

HAMMER FIBER OPTICS HOLDINGS CORP.

13,350,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The Date of This Prospectus is January ___, 2020

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Other Expenses of Issuance and Distribution

Securities and Exchange Commission registration fee	$457.47
Accounting fees and expenses	$2,500.00

Total	$2,957.47

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the Offering listed above. No portion of these expenses will be borne by the Selling Shareholders. The Selling Shareholders, however, will pay any other expenses incurred in selling their Common Stock, including any brokerage commissions or costs of sale.

Indemnification of Directors and Officers

Section 145 of the Nevada General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Our Articles of Incorporation contain a provision that no director or officer will be personally liable to us or our stockholders for damages regarding breaches of fiduciary duty. This limitation on liability may reduce the likelihood of derivative litigation against our officers and directors and may discourage or deter our stockholders from suing our officers and directors based upon breaches of their duties to our Company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Recent Sales of Unregistered Securities

From August 2, 2017 to June 26, 2018, we sold approximately 1,507,333 restricted common stock shares to approximately 99 investors for approximate total proceeds of $7,432,236, as follows:

a)From August 2, 2017 to December 11, 2017, we sold restricted common stock shares to approximately 60 investors at a per share price of $7.00.

b)From December 29, 2017 to January 16, 2018, we sold restricted common stock shares to approximately 3 investors at a per share price of $4.00

c)From December 29, 2017 to April 20, 2018, we sold restricted common stock shares to approximately 15 investors at a per share price of $2.50.

d)From April 20, 2018 to May 4, 2018, we sold restricted common stock shares to approximately 2 investors at a per share price of $1.50.

e)From June 14, 2018 to June 26, 2018, we sold restricted common stock shares to approximately 17 investors at a per share price of $0.80.

f)On June 26, 2018, we sold restricted common stock shares to 1 investor at a per share price of $1.10.

g)On June 26, 2018, we sold restricted common stock shares to 1 investor at a per share price of $1.00.

We relied upon Securities Act Sections 4(2) and Rule 506 of Regulation D for the sales. Our director, Michael Sevell, had a pre-existing relationship with the investors.

Exhibits and Financial Statement Schedules

Exhibit No.	Description
3.1*	Articles of Incorporation (Previously filed as Exhibit 3.1 to 3/2/12 Form S-1 and incorporated herein by reference.
3.2*	Bylaws of the Company (Previously filed as Exhibit 3.2 to 3/2/12 Form S-1 and incorporated herein by reference.
5.1	Opinion of Frederick M. Lehrer, Esquire of Frederick M. Lehrer, P. A. filed herewith**
10.1	Equity Purchase Agreement (Peak One) filed herewith**
10.2	Registration Rights Agreement (Peak One) filed herewith**
10.3	Employment Agreement of Kristen Vasicek filed herewith**
10.1*	9/11/18 Stock Purchase Agreement (re: acquisition of lst Point Communications) (previously filed as Exhibit 10.1 on Form 8-K on 9/14/18 and incorporated herein by reference).
10.2*	9/11/18 Stock Purchase Agreement (re: acquisition of Endstream Communications) (previously filed as Exhibit 10.2 on Form 8-K on Form 8-K on 9/14/18 and incorporated herein by reference).
10.3*	9/11/18 Stock Purchase Agreement (re: acquisition of Shelcomm, Inc.) (previously filed as Exhibit 10.3 on Form 8-K on 9/14/18 and incorporated herein by reference)
10.4*	9/11/18 Stock Purchase Agreement (re: acquisition of Open Data Centers, LLC) (previously filed as Exhibit 10.4 on Form 8-K on 9/14/18 and incorporated herein by reference)
10.5*	Employment Agreement of Mark Stogdill (previously filed as Exhibit 10.5 on 9/14/18 Form 8-K and incorporated herein by reference)
10.6*	Employment Agreement of Erik Levitt (previously filed as Exhibit 10.6 on 9/14/18 Form 8-K and incorporated herein by reference)
10.1*	Stock Purchase Agreement amendment to lst Point Communications Purchase Agreement (previously filed as Exhibit 10.1 on Form 8-K on 11/30/18 and incorporated herein by reference).
10.2*	9/11/18 Stock Purchase Agreement amendment to Endstream Communications Purchase Agreement previously filed as Exhibit 10.2 on Form 8-K on Form 8-K on 11/30/18 and incorporated herein by reference).
23.1	Consent of Boyle CPA, LLC, filed herewith**
23.2	Consent of Frederick M. Lehrer, P. A. (included in Exhibit 5.1).

*Reflects previously filed exhibits on Form 8-K

**Reflects exhibits filed herewith

Undertakings

A.The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers, or sales are being made, a post-effective amendment to this registration statement:

i.To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933.

ii.To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

B.Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue

C.That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

ii.Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Piscataway, New Jersey, on January 29, 2020

By:	/s/ Erik Levitt
Erik Levitt Chief Executive Officer/Director
(Principle Executive Officer)

By:	/s/ Michael Cothill
Michael Cothill Chief Financial Officer/Chief Accounting Officer/Director (Principle Financial Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: January 29, 2020

By:	/s/ Erik Levitt
Erik Levitt Chief Executive Officer/Director
(Principle Executive Officer)

Date: January 29, 2020

By:	/s/ Michael Cothill
Michael Cothill Chief Financial Officer/Chief Accounting Officer/Director (Principle Financial Officer)

Date: January 29, 2020

By:	/s/ Michael Cothill
Michael Cothill, Director

Date: January 29, 2020

By:	/s/ Michael Sevell
Michael Sevell, Director